UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ARCHER-DANIELS-MIDLAND COMPANY

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NOTICE OF ANNUAL MEETING
PROXY STATEMENT
2009 INCENTIVE COMPENSATION PLAN

ARCHER-DANIELS-MIDLAND COMPANY
4666 Faries Parkway, Decatur, Illinois 62526-5666

NOTICE OF ANNUAL MEETING

To All Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Archer-Daniels-Midland Company, a Delaware corporation, will be held at the JAMES R. RANDALL RESEARCH CENTER, 1001 Brush College Road, Decatur, Illinois, on Thursday, November 5, 2009, commencing at 10:30 A.M., for the following purposes:

(1) To elect Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2) To consider and take action respecting the adoption of the Archer-Daniels-Midland Company 2009 Incentive Compensation Plan, recommended by the Board of Directors of the Company;

(3) To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors to audit the accounts of the Company for the fiscal year ending June 30, 2010;

(4) If properly presented, to consider and act upon the Stockholder’s proposal set forth in the accompanying Proxy Statement; and

(5) To transact such other business as may properly come before the meeting.

By Order of the Board of Directors

D. J. Smith, Secretary

September 25, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 5, 2009: THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.adm.com/proxy

ARCHER-DANIELS-MIDLAND COMPANY
4666 Faries Parkway, Decatur, Illinois 62526-5666

September 25, 2009

PROXY STATEMENT

General Matters

Our board of directors asks that you complete the accompanying proxy for the annual stockholders’ meeting. The meeting will be held at the time, place, and location mentioned in the Notice of Annual Meeting included in this mailing. We are first mailing our stockholders this proxy statement and a proxy form (included in this mailing) around September 25, 2009.

We pay the costs of soliciting proxies from our stockholders. We have retained Georgeson Inc. to help us solicit proxies. We will pay Georgeson Inc. $23,000 plus reasonable expenses for its services. Our officers may solicit proxies by means other than mail. Our other employees or employees of Georgeson Inc. may also solicit proxies in person or by telephone, mail, or the internet at a cost we expect will be nominal. We will reimburse brokerage firms and other securities custodians for their reasonable expenses in forwarding proxy materials to their principals.

We have a policy of keeping confidential all proxies, ballots, and voting tabulations that identify individual stockholders. Such documents are available for examination only by the inspectors of election, our transfer agent and certain employees associated with processing proxy cards and tabulating the vote. We will not disclose any stockholder’s vote except in a contested proxy solicitation or as may be necessary to meet legal requirements.

Our common stock stockholders of record at the close of business on September 10, 2009 are the only people entitled to notice of the annual meeting and to vote at the meeting. At the close of business on September 10, 2009, we had 642,248,767 outstanding shares of common stock, each share being entitled to one vote on each of the nine director nominees and on each of the other matters to be voted on at the meeting. Our stockholders are the only people entitled to attend the annual meeting. We reserve the right to direct stockholder representatives with the proper documentation to an alternative room to observe the meeting.

All stockholders will need a form of photo identification to attend the annual meeting. If you are a stockholder of record and plan to attend, please detach the admission ticket from the top of your proxy card and bring it with you to the meeting. The number of people we will admit to the meeting will be determined by how the shares are registered, as indicated on the admission ticket. If you are a stockholder whose shares are held by a broker, bank, or other nominee, please request an admission ticket by writing to our office at Archer-Daniels-Midland Company, Shareholder Relations, 4666 Faries Parkway, Decatur, Illinois 62526-5666. Your letter to our office must include evidence of your stock ownership. You can obtain evidence of ownership from your broker, bank, or nominee. The number of tickets sent will be determined by the manner in which shares are registered. If your request is received by October 22, 2009, an admission ticket will be mailed to you. Entities, such as a corporation or limited liability company, that are stockholders may send one representative to the annual meeting and the representative should have a pre-existing relationship with the entity represented. All other admission tickets can be obtained at the registration table located at the James R. Randall Research Center lobby beginning at 8:30 A.M. on the day of the meeting. Stockholders who do not pre-register will only be admitted to the meeting upon verification of stock ownership.

The use of cameras, video or audio recorders or other recording devices in the James R. Randall Research Center is prohibited. The display of posters, signs, banners or any other type of signage by any stockholder in the James R. Randall Research Center is prohibited.

Any request to deviate from the admittance guidelines described above should be in writing, addressed to our office at Archer-Daniels-Midland Company, Secretary, 4666 Faries Parkway, Decatur, Illinois 62526-5666 and received by us by October 22, 2009. We will also have personnel in the lobby of the James R. Randall Research Center beginning at 8:30 A.M. on the day of the meeting to consider special requests.

If you properly execute the enclosed proxy form, your shares will be voted at the meeting. You may revoke your proxy form at any time prior to voting by:

(1) delivering written notice of revocation to our Secretary;

(2) delivering to our Secretary a new proxy form bearing a date later than your previous proxy; or

(3) attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Under our bylaws, directors are elected by a majority vote in an uncontested election (one in which the number of nominees is the same as the number of directors to be elected) and by a plurality vote in a contested election (one in which the number of nominees exceeds the number of directors to be elected). Because this year’s election is an uncontested election, each director nominee receiving a majority of votes cast will be elected (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). Approval of each other proposal presented in the proxy statement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the meeting and entitled to vote. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the other proposals to be voted on at the meeting, abstentions are treated as shares present or represented and voting, and therefore have the same effect as negative votes. Broker non-votes (shares held by brokers who do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Principal Holders of Voting Securities

Based upon filings with the Securities and Exchange Commission (SEC), we know that the following stockholders are beneficial owners of more than 5% of our outstanding common stock shares:

Name and Address of Beneficial Owner	Amount		Percent of Class

State Farm Mutual Automobile Insurance Company	56,575,463	(1)	8.81
and Related Entities One State Farm Plaza Bloomington, IL 61710

(1)	Based on a Schedule 13G filed with the SEC on January 28, 2009, State Farm Mutual Automobile Insurance Company and related entities have shared voting and dispositive power with respect to 280,721 shares and sole voting and dispositive power with respect to 56,294,742 shares.

Proposal No. 1 — Election of Directors for a One-Year Term

Our board of directors has fixed the size of the board at nine. Unless you provide different directions, we intend for board-solicited proxies (like this one) to be voted for the nominees named below. Mr. Mulroney, a current member of our board of directors, is not a nominee for re-election, having reached the board established age guideline for retirement.

Although the nominees proposed for election to the board of directors are all presently members of the board, Mr. Felsinger has not previously been elected by our stockholders. Mr. Felsinger was recommended by the Nominating/Corporate Governance Committee after having been identified by our chief executive officer as a potential nominee.

The nominees would hold office until the next annual stockholders’ meeting and until their successors are elected and qualified. If any nominee for director becomes unable to serve as a director, we intend that the persons named in the proxy may vote for a substitute who will be designated by the board of directors. The board has no reason to believe that any nominee will be unable to serve as a director.

Our bylaws were amended in February 2007 to require that each director be elected by a majority of votes cast with respect to that director in an uncontested election (where the number of nominees is the same as the number of directors to be elected). In a contested election (where the number of nominees exceeds the number of directors to be elected), the plurality voting standard governs the election of directors. Under the plurality standard, the number of persons equal to the number of directors to be elected who receive more votes than the other nominees are elected to the board, regardless of whether they receive a majority of the votes cast. Whether an election is contested or not is determined as of the day before we first mail our meeting notice to stockholders. This year’s election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the board as a “holdover director.” However, under an amendment to our Corporate Governance Guidelines approved by our board in February 2007, each director annually submits an advance, contingent, irrevocable resignation that the board may accept if the director fails to be elected through a majority vote in an uncontested election. In that situation, the Nominating/Corporate Governance Committee would make a recommendation to the board about whether to accept or reject the resignation. The board will act on the Nominating/Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days after the date the election results are certified. The board will nominate for election or re-election as director, and will elect as directors to fill vacancies and new directorships, only candidates who agree to tender the form of resignation described above. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on the board as a “holdover director.”

The table below lists the nominees, their ages, positions with our company, principal occupations, directorships of other publicly-owned companies, the year in which each first was elected as a director, and the number of shares of common stock beneficially owned as of September 10, 2009, directly or indirectly. Unless otherwise indicated in the footnotes to the following table, and subject to community property laws where applicable, we believe that each nominee named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, all of the nominees have been executive officers of their respective companies or employed as otherwise specified below for at least the last five years.

	Year First
Name, Age, Principal Occupation or	Elected	Common		Percent
Position, Directorships of Other	as	Stock		of
Publicly-Owned Companies	Director	Owned		Class

George W. Buckley, 62	2008	11,310	(1)	*
Chairman, President and Chief Executive Officer of 3M Company (a diversified technology company) since December, 2005; Chairman, President and Chief Executive Officer of the Brunswick Corporation (a global manufacturer and marketer of recreation products) from 2000 - December, 2005; served in other executive positions at Brunswick Corporation from 1997 - 2000; Director of 3M Company and The Black & Decker Corporation

Mollie Hale Carter, 47	1996	11,736,840	(1)(2)	1.83
Chairman, Chief Executive Officer and President, Sunflower Bank and Vice President, Star A, Inc. (a farming and ranching operation); Director of Westar Energy, Inc.
Donald E. Felsinger, 61		0		*
Chairman of the Board and Chief Executive Officer of Sempra Energy (an energy services company); Group President and Chief Executive Officer of Sempra Global from 1998 through 2004; Director of Northrup Grumman Corporation

Victoria F. Haynes, 61	2007	7,227	(1)	*
President and Chief Executive Officer of RTI International (an independent, non-profit corporation that performs scientific research and develops technology); Director of PPG Industries, Inc. and Nucor Corporation

Antonio Maciel Neto, 52	2006	11,321	(1)	*
Chief Executive Officer of Suzano Papel e Celulose (a Brazilian paper and pulp company) since April, 2006; President of Ford South America from October, 2003 - April, 2006; President of Ford Brazil from July, 1999 - October, 2003

Patrick J. Moore, 55	2003	38,017	(1)	*
Chairman and Chief Executive Officer of Smurfit-Stone Container Corporation (a producer of paperboard and paper-based packaging products); Smurfit-Stone Container Corporation and its U.S. and Canadian subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009

Thomas F. O’Neill, 62	2004	16,858	(1)	*
Principal, Sandler O’Neill & Partners, L.P. (an investment banking firm); Director of The Nasdaq OMX Group, Inc. and Misonix, Inc.
Kelvin R. Westbrook, 54	2003	34,993	(1)	*
President and Chief Executive Officer of KRW Advisors, LLC (a consulting and advisory firm) since October, 2007; Chairman and Chief Strategic Officer of Millennium Digital Media Systems, L.L.C. (a broadband services company) (“MDM”) from approximately September, 2006 - October, 2007; President and Chief Executive Officer of Millennium Digital Media, L.L.C. from May 1997 - October, 2006; Director of Stifel Financial Corp. and Trust Manager of Camden Property Trust; Broadstripe, LLC (formerly MDM) and certain of its affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January, 2009, approximately fifteen months after Mr. Westbrook resigned from MDM

Patricia A. Woertz, 56	2006	926,705	(3)	*
Chairman since February 2007; President and Chief Executive Officer since May 2006; previously Executive Vice President of Chevron Corporation (a diversified energy company); Director of The Procter & Gamble Company

*	Less than 1% of outstanding shares

(1)	Includes stock units allocated under our Stock Unit Plan for Nonemployee Directors that are deemed to be the equivalent of outstanding shares of common stock for valuation purposes.

(2)	Includes 2,720,678 shares held in a family foundation or owned by or in trust for members of Ms. Carter’s family and 8,918,000 shares held in a limited partnership.

(3)	Includes 289,689 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this proxy statement and 615 shares allocated under our 401(k) and Employee Stock Ownership Plan.

Mr. Mulroney beneficially owns 103,781 shares of common stock, constituting less than 1% of the outstanding shares of common stock, which number includes stock units allocated under our Stock Unit Plan for Nonemployee Directors that are deemed to be the equivalent of outstanding shares of common stock for valuation purposes.

The Board of Directors recommends a vote FOR the election of the nine nominees named above as directors. Unless otherwise indicated on your proxy, your shares will be voted FOR the election of such nine nominees as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of copies of reports furnished to us during the fiscal year ended June 30, 2009, the following person filed the number of late reports or failed to file reports representing the number of transactions set forth after his name: D. C. Riddle, 1 report/1 transaction.

Executive Stock Ownership Policy

The board of directors believes that it is important for each member of our senior management to acquire and maintain a significant ownership position in shares of our common stock to further align the interests of senior management with the stockholders’ interests. Accordingly, we have adopted a policy regarding ownership of shares of our common stock by senior management. The policy calls for members of senior management to own shares of common stock with a fair market value within a range of one to five times that individual’s base salary, depending on each individual’s level of responsibility with the company.

Executive Officer Stock Ownership

The following table shows the number of shares of our common stock beneficially owned as of September 10, 2009, directly or indirectly, by each of the individuals named in the Summary Compensation Table on page 28.

		Options
	Common Stock	Exercisable	Percent
Name	Owned(1)	Within 60 Days	of Class

P. A. Woertz	926,705	289,689		*
S. R. Mills	360,287	137,091		*
D. J. Smith	486,611	197,129		*
J. D. Rice	362,005	124,340		*
E. A. Harjehausen	179,239	67,724		*
L. W. Batchelder	157,522	70,423		*

*	Less than 1% of outstanding shares

(1)	Includes shares allocated to the accounts of the named individuals under our 401(k) and Employee Stock Ownership Plan and, pursuant to SEC rules, stock options exercisable within 60 days.

Common stock beneficially owned as of September 10, 2009 by all directors and executive officers as a group, numbering 31 persons including those listed above except for Mr. Batchelder, is 15,510,904 shares representing 2.42% of the outstanding shares, of which 1,299,394 shares are unissued but are subject to stock options exercisable within 60 days from the date of this proxy statement.

Independence of Directors

NYSE Independence

The listing standards of the New York Stock Exchange, or NYSE, require companies listed on the NYSE to have a majority of “independent” directors. Subject to certain exceptions and transition provisions, the NYSE standards generally provide that a director will qualify as “independent” if the board affirmatively determines that he or she has no material relationship with our company other than as a director, and will not be considered independent if:

(1) the director or a member of the director’s immediate family is, or in the past three years has been, one of our executive officers or, in the case of the director, one of our employees;

(2) the director or a member of the director’s immediate family has received during any 12-month period within the last three years more than $120,000 per year in direct compensation from us other than for service as a director, provided that compensation received by an immediate family member for service as a non-executive officer employee is not considered in determining independence;

(3) the director or an immediate family member is a current partner of one of our independent auditors, the director is employed by one of our independent auditors, a member of the director’s immediate family is employed by one of our independent auditors and personally works on our audits, or the director or a member of the director’s immediate family was within the last three years an employee of one of our independent auditors and personally worked on one of our audits;

(4) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers at the same time serves or served on the compensation committee; or

(5) the director is a current employee of, or a member of the director’s immediate family is an executive officer of, a company that makes payments to, or receives payments from, us in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Bylaw Independence

Section 2.8 of our bylaws also provides that a majority of the board of directors be comprised of independent directors. Under our bylaws, an “independent director” means a director who

(1) is not a current employee or a former member of our senior management or the senior management of one of our affiliates,

(2) is not employed by one of our professional services providers,

(3) does not have any business relationship with us, either personally or through a company of which the director is an officer or a controlling shareholder, that is material to us or to the director,

(4) does not have a close family relationship, by blood, marriage, or otherwise, with any member of our senior management or the senior management of one of our affiliates,

(5) is not an officer of a company of which our Chairman or Chief Executive Officer is also a board member,

(6) is not personally receiving compensation from us in any capacity other than as a director, and

(7) does not personally receive or is not an employee of a foundation, university, or other institution that receives grants or endowments from us, that are material to us, the recipient, or the foundation/university/institution.

The board of directors has reviewed business and charitable relationships between us and each non-employee director, including those described below in the Certain Relationships and Related Transactions section, to determine compliance with the NYSE and bylaw standards described above and to evaluate whether there are any other facts or circumstances that might impair a director’s or nominee’s independence. Based on that review, the board has determined that eight of its ten current members, Messrs. Buckley, Felsinger, Maciel, Moore, O’Neill, and Westbrook, Dr. Haynes and Ms. Carter, are independent. Ms. Woertz is not independent under the NYSE or bylaw standards because of her employment with us. Mr. Mulroney is not independent under our bylaw standards because he is the senior partner of a law firm that provides professional services to us.

In determining that Mr. Moore is independent, the board considered that, in the ordinary course of business, Smurfit-Stone Container Corporation, of which Mr. Moore is Chairman and Chief Executive Officer, purchased approximately $13.6 million worth of certain commodity products from our company, and sold approximately $3.7 million worth of certain products to our company, on an arms-length basis during the fiscal year ended June 30, 2009. The board determined that this arrangement did not exceed the NYSE’s threshold of 2% of Smurfit-Stone Container Corporation’s consolidated gross revenues, that Mr. Moore does not have a direct or indirect material interest in such transactions, and that such transactions do not otherwise impair Mr. Moore’s independence.

In determining that Ms. Carter is independent, the board considered that, during all or a portion of the fiscal year ended June 30, 2009, Ms. Carter’s brother was employed by our company in a non-executive officer capacity as a compliance auditor at total compensation less than $120,000. The board determined that Ms. Carter does not have a direct or indirect material interest in such employment relationship and that such employment relationship does not otherwise impair Ms. Carter’s independence. Also in determining that Ms. Carter is independent, the board considered that, during the fiscal year ended June 30, 2009, the company purchased from Westar Energy Inc. approximately $2.6 million of utility services in the ordinary course of business and on an arms-length basis. Ms. Carter is a director of Westar Energy Inc. The board determined that this arrangement did not exceed the NYSE’s threshold of 2% of Westar Energy Inc.’s consolidated gross revenues, that Ms. Carter does not have a direct or indirect material interest in such utility transactions, and that such utility transactions do not otherwise impair Ms. Carter’s independence.

In determining that Mr. Buckley is independent, the board considered that, in the ordinary course of business, 3M Company, of which Mr. Buckley is Chairman, President and Chief Executive Officer, purchased approximately $389,000 of certain commodity products from our company, and sold approximately $191,000 of supplies to our company, on an arms-length basis during the fiscal year ended June 30, 2009. The board determined that this arrangement did not exceed the NYSE’s threshold of 2% of 3M Company’s consolidated gross revenues, that Mr. Buckley does not have a direct or indirect material interest in such transactions, and that such transactions do not otherwise impair Mr. Buckley’s independence.

In determining that Mr. Felsinger is independent, the board considered that, in the ordinary course of business, Sempra Energy, of which Mr. Felsinger is Chairman and Chief Executive Officer, purchased approximately $1.8 million of ethanol from our company, and sold approximately that same amount of ethanol to our company, on an arms-length basis during the fiscal year ended June 30, 2009. The board determined that this arrangement did not exceed the NYSE’s threshold of 2% of Sempra Energy’s consolidated gross revenues, that Mr. Felsinger does not have a direct or indirect material interest in such transactions, and that such transactions do not otherwise impair Mr. Felsinger’s independence.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines that govern the structure and functioning of the board and set-out the board’s policies on governance issues. The guidelines, along with the written charters of each of the committees of the board and our bylaws, are posted on our internet site, www.adm.com, and are available free of charge on written request to Secretary, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois 62526-5666.

Executive Sessions

In accordance with our corporate governance guidelines, the non-management directors meet in executive session at least annually. If the non-management directors include any directors who are not independent pursuant to the board’s determination of independence, at least one executive session includes only independent directors. The lead director, or in his or her absence, the chairperson of the Nominating/Corporate Governance Committee, presides at such meetings. The non-management directors met in executive session four times during fiscal 2009.

Board Meetings and Attendance at Annual Meetings of Stockholders

During the last fiscal year, our board of directors held five regularly scheduled meetings and four special meetings. All incumbent directors attended 75% or more of the combined total meetings of the board and the committees on which they served during the last fiscal year. We expect all director nominees to attend the annual stockholders’ meeting. All director nominees standing for election at our last annual stockholders’ meeting held on November 6, 2008 attended that meeting.

Information Concerning Committees and Meetings

The board’s standing committees are the Audit, Compensation/Succession, Nominating/Corporate Governance, and Executive Committees. Each committee operates pursuant to a written charter adopted by the board, available on our internet site, www.adm.com.

Audit Committee

The Audit Committee consists of Mr. O’Neill, Chairperson, Mr. Buckley, Ms. Carter and Dr. Haynes. The Audit Committee met eight times during the most recent fiscal year. All of the members of the Audit Committee were determined by the board to be independent directors, as that term is defined in our bylaws, in the NYSE listing standards and in Section 10A of the Securities Exchange Act. No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the board determines that such service would not impair such director’s ability to serve effectively on the Audit Committee. The Audit Committee reviews:

(1) the overall plan of the annual independent audit;

(2) financial statements;

(3) the scope of audit procedures;

(4) the performance of our independent auditors and internal auditors;

(5) the auditors’ evaluation of internal controls;

(6) matters of legal compliance; and

(7) certain relationships and related transactions.

Compensation/Succession Committee

The Compensation/Succession Committee consists of Mr. Westbrook, Chairperson, and Messrs. Felsinger, Maciel and Moore. The Compensation/Succession Committee met six times during the most recent fiscal year. All of the members of the Compensation/Succession Committee were determined by the board to be independent directors, as that term is defined in our bylaws and in the NYSE listing standards. The Compensation/Succession Committee:

(1) establishes and administers a compensation policy for senior management;

(2) reviews and approves the compensation policy for all of our employees and our subsidiaries other than senior management;

(3) approves all compensation elements with respect to our executive officers and all employees with a base salary of $500,000 or more;

(4) reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(5) establishes and reviews a compensation policy for non-employee directors;

(6) reviews and monitors our succession plans;

(7) approves awards to employees pursuant to our incentive compensation plans; and

(8) approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

All of the Compensation/Succession Committee’s actions are reported to the board of directors and, where appropriate, submitted to the board of directors for ratification. Members of management attend meetings of the committee and make recommendations to the committee regarding compensation for officers other than the Chief Executive Officer. In determining the Chief Executive Officer’s compensation, the committee considers the evaluation prepared by the non-management directors.

In accordance with the General Corporation Law of Delaware, the committee may delegate to one or more officers the authority to grant stock options to other officers and employees who are not directors or executive officers, provided that the resolution authorizing this delegation specify the total number of options that the officer or officers can award. The charter for the Compensation/Succession Committee also provides that the committee may form subcommittees and delegate tasks to them.

The Compensation/Succession Committee regularly consults with compensation experts from nationally-recognized firms on matters such as executive compensation philosophy, compensation and benefit plan design, market information and analyses regarding executive compensation, the amount and forms of compensation awarded, and committee processes. In this regard, the Compensation/Succession Committee engaged Towers Perrin during fiscal 2009 and met with representatives of that firm in connection with matters that included:

•	Analyses of the elements and aggregate value of compensation paid by our comparator companies to their executive officers; and

•	The philosophy behind and structure of revised annual and long-term incentive arrangements for executive officers (see “Compensation Discussion and Analysis” below).

For additional information on the responsibilities and activities of the Compensation/Succession Committee, including the committee’s processes for determining executive compensation, see the section of this proxy statement entitled “Compensation Discussion and Analysis” commencing on page 11.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Ms. Carter, Chairperson, and Messrs. Felsinger, Maciel and Westbrook. The Nominating/Corporate Governance Committee met four times during the most recent fiscal year. All of the members of the Nominating/Corporate Governance Committee were determined by the board to be independent directors, as that term is defined in our bylaws and in the NYSE listing standards. The Nominating/Corporate Governance Committee:

(1) identifies individuals qualified to become members of the board, including evaluating individuals appropriately suggested by stockholders in accordance with our bylaws;

(2) recommends individuals to the board for nomination as members of the board and board committees;

(3) develops and recommends to the board a set of corporate governance principles applicable to the company; and

(4) leads the evaluation of the directors, the board and board committees.

In assessing an individual’s qualifications to become a member of the board, the Nominating/Corporate Governance Committee may consider various factors including education, experience, judgment, independence, integrity, availability, and other factors that the Nominating/Corporate Governance Committee deems appropriate. The Nominating/Corporate Governance Committee strives to recommend candidates that complement the current board members and other proposed nominees so as to further the objective of having a board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of the board and its committees. The Nominating/Corporate Governance Committee will consider nominees recommended by a stockholder provided the stockholder submits the nominee’s name in a written notice delivered to our Secretary at our principal executive offices not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the notice must be received at our principal executive offices not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made (whichever first occurs). Different notice delivery requirements may apply if the number of directors to be elected at an annual meeting is being increased, and we do not make a public announcement naming all of the nominees or specifying the size of the increased board at least 100 days prior to the first anniversary of the preceding year’s annual meeting. Any notice of a stockholder nomination must set forth the information required by Section 1.4(c) of our bylaws, and must be accompanied by a written consent from the proposed nominee to being named as a nominee and to serve as a director if elected, and a written statement from the proposed nominee as to whether he or she intends, if elected, to tender the contingent, irrevocable resignation that would become effective should the individual fail to receive the required vote for re-election at the next meeting of stockholders. All candidates, regardless of the source of their recommendation, are evaluated using the same criteria.

Executive Committee

The Executive Committee consists of Ms. Woertz, Chairperson, Mr. Moore, Lead Director, and Mr. Mulroney. The Executive Committee met once during the most recent fiscal year and acted once by unanimous written consent. The Executive Committee acts on behalf of the board to determine matters which, in the judgment of the Chairman of the board, do not warrant convening a special board meeting but should not be postponed until the next scheduled board meeting. The Executive Committee exercises all the power and authority of the board in the management and direction of our business and affairs except for matters which are expressly delegated to another board committee and matters that cannot be delegated by the board under applicable law, our certificate of incorporation, or our bylaws.

Communications with Directors

We have approved procedures for stockholders and other interested parties to send communications to individual directors or the non-employee directors as a group. You should send any such communications in writing addressed to the applicable director or directors in care of the Secretary, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois 62526-5666. All correspondence will be forwarded to the intended recipient(s).

Code of Conduct

The board has adopted a Business Code of Conduct and Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Business Code of Conduct and Ethics applies to all of our employees, officers, and directors, including our principal executive officer, principal financial officer, and principal accounting officer. The Business Code of Conduct and Ethics is available at our internet site, www.adm.com, and is available free of charge on written request to Secretary, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois 62526-5666. Any amendments to certain provisions of the Business Code of Conduct and Ethics or waivers of such provisions granted to certain executive officers will be promptly disclosed on our internet site.

Compensation Discussion and Analysis

The purpose of the Compensation Discussion and Analysis is to explain the process the Compensation and Succession Committee (“Committee”) uses to determine compensation and benefits for our named executive officers.

Named executive officers include:

• Patricia A. Woertz	Chairman, Chief Executive Officer and President
• Steven R. Mills	Executive Vice President and Chief Financial Officer
• David J. Smith	Executive Vice President, Secretary and General Counsel
• John D. Rice	Executive Vice President (Commercial and Production)
• Edward A. Harjehausen	Senior Vice President
• Lewis W. Batchelder	Chairman of the Management Board, Toepfer International GmbH (formerly Senior Vice President)

Executive Summary

For fiscal year 2009 (“FY09”), we exceeded target financial business plan objectives approved by the board of directors for return on net assets adjusted for LIFO (“RONA”) and net earnings adjusted for LIFO (“Net Earnings”). LIFO means “last-in, first-out” and refers to the practice of valuing inventory so the most recent costs to the Company are reflected in the cost of products sold. LIFO is excluded in order to align the performance metric with the Company’s internal management measures. These metrics are further defined starting on page 16. We also met or exceeded nonfinancial objectives approved by the board for Safety and Performance Development.

In addition, as part of ADM’s compensation program design, the Committee retains discretion to consider performance outside of pre-established objectives to ensure that the program reflects company performance and management’s impact in achieving that performance. The Committee viewed FY09 to be a challenging economic environment and a year of mixed results. In determining FY09 compensation, the Committee took into account the following:

•	decline in Net Earnings

•	absolute decline in stock price

•	mixed results on total shareholder return (“TSR”) versus external benchmarks

•	safety factors not included in specific safety metrics

•	company performance and execution of the business plan in light of the overall economy

•	leadership development and succession planning

•	progress on strategic initiatives

•	capital investments and management of capital projects

•	compliance with and management oversight of company policies and controls

•	management of regulatory and legal challenges

•	management and oversight of joint ventures and other investments

•	other financial and non-financial results (on an absolute and relative basis)

Based on this comprehensive performance assessment, and combined with a review of the economic environment and competitive trends, the Committee made the following decisions for our named executive officers:

•	salaries remain unchanged for FY10

•	FY09 annual cash incentives were paid between 84% - 115% of target, which resulted in a 33% - 67% reduction from FY08

•	long-term incentive (“LTI”) awards (granted in September 2009 based upon FY09 performance) were paid at the “base” level. These grant values were 20% - 81% below FY08 grant values

Specifically for the CEO, her FY09 bonus is 33% below FY08 and her FY09 LTI grant value is 36% below FY08 grant value.

In FY09, the Committee made the following changes to our compensation programs:

•	incorporated individual goals into the annual cash incentive program

•	formally incorporated Committee informed judgment/discretion into both the annual cash incentive and long-term incentive programs

•	eliminated company-sponsored financial planning assistance

•	extended by one year the period of time over which an automobile is driven before replacement

•	instituted a new cash balance pension plan for all employees hired after January 1, 2009 and transitioned those with less than 5 years of service as of January 1, 2009 from a final average pay defined benefit pension plan to a cash balance plan

•	limited the availability of subsidized retiree medical benefits to only to those whose combined age and service, as of January 1, 2009, equals or exceeds 55

•	eliminated eligibility for retiree life insurance for all employees

Oversight of Executive Compensation

What Is The Role Of The Committee?

The Committee is composed of all independent directors and is responsible to the board of directors and our shareholders for establishing our compensation philosophy and establishing and administering our compensation policies and programs. As part of this responsibility, the Committee:

•	establishes and administers a compensation policy for senior management that is competitive with compensation paid by other companies for comparable responsibilities and performance and is designed to be supportive of the company’s strategy and shareholders’ interests

•	reviews and approves the compensation policy established by senior management that applies to all employees of the company and its subsidiaries other than senior management

•	reviews and monitors our financial performance as it affects our compensation policies or the administration of such policies

•	establishes and reviews a compensation policy for non-employee directors

•	reviews and monitors our company’s succession plans

•	performs or delegates all settlor functions of the company with respect to each employee pension or welfare benefit plan sponsored by us or any of our subsidiaries

•	seeks input from the board on appropriate issues related to compensation

The Committee’s charter is available on the investor relations section of our website. Additional information regarding the Committee’s authority to determine compensation can be found on pages 8 and 9 under the caption “Compensation/Succession Committee.”

What Is The Role Of The Board?

The non-management directors approve the company’s business plan, which is used to set financial business objectives for the annual incentive plan. The non-management directors also establish and approve all performance criteria for evaluating the CEO and annually evaluate the performance of the CEO based on these criteria. The non-management directors also ratify the CEO’s compensation. When asked by the Committee, the board can also provide input and ratification on any additional compensation-related issues. For FY09, the board provided input and ratified the following additional compensation items:

•	compensation of the named executive officers

•	metrics related to the compensation plan

•	design changes to the compensation plan

What Is The Role Of The Committee Consultant?

The Committee has engaged Towers Perrin as its independent compensation consultant since April 2008. As the independent consultant, Towers Perrin reports directly to the Committee. Towers Perrin provides the Committee with objective and expert analyses and independent advice on executive and director compensation.

Each Committee meeting includes an executive session where the Committee meets exclusively with Towers Perrin; company management is not included in these meetings. Outside of these meetings, Towers Perrin works with our management team solely on behalf of the Committee to assist the Committee in fulfilling its duties and responsibilities.

What Are The Roles Of Executives?

To assist the Committee in determining compensation for the other named executive officers, our CEO attends Committee meetings. She provides the Committee with her assessment of the named executive officers’ performance, both as individuals and with respect to the functions or business units they oversee. She also recommends to the Committee, but does not determine, the specific amount of compensation that should be paid to the named executive officers.

Our Chief Human Resources Officer administers all employee compensation and benefits programs, with oversight and supervision by the Committee. He prepares the majority of the materials for the meetings and provides analyses that assist the Committee with their decisions, such as summaries of competitive market practices, summaries of our succession planning actions, and reports regarding our company’s performance to date.

Throughout the year, the General Counsel attended Committee meetings and assisted on legal issues related to our compensation and benefit programs. Our executives leave meetings during discussions of individual compensation actions affecting them personally and during all executive sessions, unless requested to attend by the Committee.

Compensation Philosophy

What Is Our Executive Compensation Philosophy?

We believe compensation programs are critical tools in creating shareholder value. In support of this philosophy, our current executive compensation programs are designed to support our business objectives by:

•	offering competitive total compensation opportunities

•	recognizing and rewarding superior financial and operational performance

•	placing a significant portion of compensation “at-risk” such that executives are subject to clear financial consequences for underperformance

•	aligning the interests of named executive officers with those of our shareholders

•	attracting and retaining a strong executive team, as well as motivating the current executive team to develop leadership and successors

What Is The History Of Our Compensation Programs?

To fully understand our current reward programs, it is important to understand the history of the programs and the impact of external factors on financial results.

From 1902 until 2003, our compensation programs consisted primarily of base salary and benefits, with periodic stock option grants. The primary rationale for this structure was the challenge of setting business objectives and aligning compensation with performance in an industry where results are highly-impacted by external factors, such as weather, crop disease, government programs, and other factors beyond management’s control.

In 2003, the Committee saw a need to add variable, performance-based compensation to the compensation programs — both to help drive our company’s business strategy and to respond to market competition for key talent. Thus, over the last six years, we have significantly changed our programs to put more compensation “at-risk” and align compensation with performance. In FY03, the Committee introduced a long-term incentive equity-based program. For FY08, the Committee introduced an annual cash incentive program. Actions were initially taken at the executive officer level, and are gradually being implemented deeper into the employee population.

Each year, the Committee assesses the various compensation programs and may make adjustments to ensure the programs are aligned with performance. While the Committee has always retained discretion over the incentive programs, in FY09 informed judgment (or discretion) was introduced as a formal component of both the annual and long-term incentive programs. Under the annual incentive program, our performance is measured against pre-established 1-year business plan objectives. These objectives contain a series of assumptions that can be dramatically impacted by events outside of the control of management. In our long-term incentive program, the Committee assesses performance over a 3-year period in determining the size of our annual grant. It became evident that the incentive programs required a formal component for the Committee to exercise discretion in order to ensure equity to shareholders and to our employees. The use of informed judgment is discussed in further detail on page 18.

What Compensation And Benefits Are Provided To Named Executives Officers And Why?

The Committee utilizes the following forms of compensation and benefits: base salary, annual cash incentives, long-term equity incentives, benefits and perquisites. The various elements serve different objectives.

Base salaries and benefits are intended to attract and retain employees by providing a stable source of income and security over time. Annual cash incentives are designed to motivate and reward executives to increase shareholder value by achieving annual operational and financial objectives, and by outperforming external benchmarks over a 1-year period. The use of equity compensation aligns the interests of executives with those of shareholders by driving long-term shareholder value, supporting stock ownership, and encouraging retention. The size of long-term equity incentive grants varies based on performance against internal and external metrics.

Target Compensation

How Are Target Compensation Levels Determined?

Total direct compensation consists of salary, annual cash incentive, and long-term equity incentives. In seeking to provide a competitive target total direct compensation package, the Committee reviews comparator company compensation data, both with respect to total direct compensation and compensation elements, as a general reference to make compensation decisions, but does not establish specific compensation parameters based on such data. The Committee defines competitiveness as providing targeted total direct compensation between the 40th and 60th percentile levels of total direct compensation provided by the comparator group of companies. An individual executive’s target total direct compensation may or may not fall within the 40th - 60th percentile range due to other factors considered by the Committee including individual responsibilities, an executive’s experience and tenure, individual performance, and business objectives.

The Committee used input from management and from its independent consultant, Towers Perrin, to select the comparator group of companies. The market comparator references include:

•	S&P 100 Industrials

•	Nonfinancial companies participating in the Towers Perrin Executive Compensation Database with revenue of $20 billion or greater

•	Custom industry comparator group, consisting of the 19 companies as shown in the table below

The primary factors considered in compiling this group of companies included the nature and scope of their business, size, and location. For 2009, this group consisted of:

Custom Industry Comparator Group

Altria Group Inc	General Mills	Sara Lee Corp
Bunge Ltd.	Hess Corp	Sunoco Inc
Caterpillar Inc	International Paper Company	Tesoro Corp
ConAgra Foods, Inc	Kraft Foods Inc	Tyson Foods Inc
Deere & Co.	Marathon Oil Corp.	Valero Energy Corp
Dow Chemical	PepsiCo	Weyerhaeuser
DuPont (E.I.) De Nemours

The company does not use this comparator group to assess company performance. Company performance is assessed using four benchmarks as described on page 22.

Is The Majority Of Our Named Executive Officers’ Compensation Based On Performance?

As discussed earlier, we are transitioning our compensation programs from a base salary-focused structure towards a more variable, performance-based structure. As a result, a substantial percentage of the target total compensation for the named executive officers is “at-risk.” The Committee reviews the portion of compensation allocated to: (i) fixed versus variable performance-based compensation, (ii) short-term versus long-term compensation, and (iii) cash versus equity-based compensation. We do not have a predetermined policy for the allocation.

Executive	FY09% of Target Total Direct Compensation “at-Risk”

Patricia A. Woertz	88%
Steven R. Mills	66%
David J. Smith	69%
John D. Rice	66%
Edward A. Harjehausen	50%
Lewis W. Batchelder	39%

Elements of Compensation

Base Salary

How Are Base Salaries Determined?

Base salaries are established based on a named executive officer’s position, skills, experience, and responsibilities. Competitiveness of base salary levels are assessed annually relative to salaries within the marketplace for similar executive positions. Increases may be considered for various factors such as individual performance, changes in responsibilities, and/or changes in competitive marketplace levels.

What Were The Base Salary Increases For Named Executives?

Based on management’s recommendation, and approved by the Committee, our newly-appointed Chief Financial Officer was the only named executive officer to receive a base salary increase during FY09 to reflect his promotion. Base salary levels for all other named executives officers were maintained for FY09, and no named executive officer received a base salary increase for FY10.

The primary reasons for maintaining salary levels include:

•	movement from primarily a base salary-focused compensation structure to a performance-based, “at-risk” compensation structure. This move requires a gradual shift of compensation away from salary increases to the annual cash incentive and long-term incentive programs

•	remaining consistent with market conditions and trends as they relate to compensation among comparator companies

Annual Cash Incentives

What Is The Annual Cash Incentive Opportunity For Each Named Executive Officer?

The purpose of the annual cash incentive program is to reward performance based on the achievement of company, business, and individual objectives. At the start of each fiscal year, the Committee approves minimum, target, and maximum annual cash incentive levels for each named executive officer. Target annual cash incentive levels are expressed as a percentage of salary.

		Target Annual Cash
	Minimum Annual	Incentive as % of	Target Annual Cash	Maximum Annual
Executive	Cash Incentive ($)	Salary	Incentive ($)	Cash Incentive ($)*

Patricia A. Woertz	$0	150%	$1,950,000	$3,685,500
Steven R. Mills	$0	59%	$440,000	$831,600
David J. Smith	$0	59%	$530,000	$1,001,700
John D. Rice	$0	59%	$520,000	$982,800
Edward A. Harjehausen	$0	40%	$260,800	$492,912
Lewis W. Batchelder	$0	26%	$199,680	$377,395

*	Excludes any business group or individual performance factor adjustments as described below

How Do We Calculate Annual Cash Incentives?

Annual cash incentives are determined by company-wide business objectives and the Committee’s independent assessment of our company’s performance. This outcome is then adjusted within a range of -20% to +20% based on individual and business group performance.

How Is The Company Performance Factor Determined?

At the beginning of FY09, the Committee approved the following company-wide business objectives: (1) RONA, (2) Net Earnings, (3) Safety, and (4) Performance Development.

Each objective has a weighting in the final company performance factor, with 30% reserved for the Committee’s performance assessment.

Weighting	Objective

25%	RONA
25%	Net Earnings
10%	Safety
10%	Performance Development
30%	Committee’s Informed Judgment of Performance
100%	Total

Each objective is described in greater detail below:

1. RONA:  The Committee selected RONA as a financial metric because RONA

•	measures the efficient use of both fixed assets and working capital to support a focus on operating effectiveness

•	is driven by how we effectively manage Assets and how we grow Net Earnings

•	encourages margin enhancement, cost control, and the effective management of the net assets employed

•	closely tracks return on equity

•	is a measure that is definable and easily understood by both external and internal stakeholders

For the purpose of the cash incentive calculation, return on net assets adjusted for LIFO (“RONA”) is defined as total four quarter trailing adjusted Net Earnings adjusted for after-tax changes in LIFO inventory valuation reserves expressed as a percentage of the four quarter average adjusted Net Assets as adjusted for after-tax LIFO inventory valuation reserves. Adjusted Net Earnings excludes investment income (interest income and dividends received), interest expense, and gains and losses on securities. Net Assets (current assets plus investments and other assets plus net property, plant and equipment (total assets) less current and long-term liabilities) are adjusted to exclude cash and cash equivalents, long and short-term marketable securities, segregated cash and investments and long and short-term debt.

The Committee always retains the discretion to exclude the impact (positive or negative) of extraordinary events from the calculation of RONA if the Committee determines that the events were beyond management’s control and if the exclusion is appropriate to align annual cash incentives with performance.

FY09 RONA, excluding a one-time tax event related to Wilmar of $158 million, was 10.27%, resulting in the achievement of 196.3% of the business objective.

2. Net Earnings:  In addition to RONA, the Committee added Net Earnings as a second financial metric in FY09 to reduce reliance on a single financial measure. LIFO is excluded, consistent with the calculation for RONA.

The Committee retains the discretion to exclude the impact of extraordinary events from the calculation of Net Earnings in the same way as discussed above for RONA.

FY09 Net Earnings, excluding a one-time tax event related to Wilmar of $158 million, were $1.543 billion, resulting in the achievement of 132.3% of the business objective.

3. Safety objectives:  The safety component focuses on achieving improvement in employee, contractor and process safety. Improvement is measured by metrics for recordable rate of injury, lost work day rate, and process safety. For FY09, the safety component also included an objective tied to the advancement of our Values Based Safety® (a registered trademark of Quality Safety Edge) program. In the Values Based Safety® program, employees observe their coworkers’ behaviors and provide positive feedback to reinforce safe behaviors.

FY09 Safety achievement was 124.9% of the business objective.

4. Performance Development:  The performance development component focuses on the establishment of and performance related to individual goals, feedback and development plans. In FY09, senior leaders and their managerial direct reports were required to complete aligned goals and achieve a combined average performance rating of “meets expectations.” They were also required to complete individual development plans and have executed on at least one aspect of their development plan.

FY09 Performance Development achievement was 100% of the objective.

5. Committee’s Performance Assessment:  In addition to the four business objectives discussed above, the Committee also uses its informed judgment to ensure that the annual cash incentive appropriately reflects our company’s performance and management’s efforts in achieving that performance. To provide its informed judgment, the Committee conducts a rigorous and comprehensive assessment of internal and external factors. This review includes absolute performance, year-over-year performance, management’s control over events not contemplated in the business plan which materially impacted RONA and Net Earnings, and performance relative to multiple external benchmarks. In addition to RONA and Net Earnings, the Committee focuses on TSR, earnings per share, and return on equity. The Committee also reviews nonfinancial performance in the areas such as safety and performance development.

For FY09, the Committee determined no additional award would be made under the Committee’s Performance Assessment component. In making this decision, the Committee considered the following:

•	decline in Net Earnings

•	absolute decline in stock price

•	mixed results on TSR versus external benchmarks

•	safety factors not included in specific safety metrics

•	company performance and execution of the business plan in light of the overall economy

•	leadership development and succession planning

•	progress on strategic initiatives

•	capital investments and management of capital projects

•	compliance with and management oversight of company policies and controls

•	management of regulatory and legal challenges

•	management and oversight of joint ventures and other investments

•	other financial and non-financial results (on an absolute and relative basis)

The Company Performance Factor for FY09 was 104.6% as shown in the following table:

			Range of
			Possible
			Payout				Weighted
		FY09 Minimum to	as % of			FY09 Actual Payout	Amount of
Objective	Weighting	Maximum Objective	Target	FY09 Actual Performance		as % of Target	Total Payout*

RONA	25%	5%-10.4%	0-200%	10.27%		196.3%	49.075%
Net Earnings	25%	$1-$2 billion	0-200%
				$1.543B		132.3%	33.075%
				Employees (Global)	Improvement
				Recordable Rate	20%
				Lost Work Day Rate	9.6%

		Employee/contractor/ process minimum of		Contractor (OCIP contractors only)
Safety	10%	5-25% improvement from FY08; meet	0-190%	Recordable Rate Lost Work Day Rate	2% 24%	124.9%	12.49%
		Values Based Safety implementation Goals		Process Safety (weighted incidents/hour) Behavior - implementation of VBS mandates	27% Met
Performance Development	10%	0%-100% completion	0-100%	100%		100%	10%
Committee Performance Assessment	30%	Informed judgment	0-200%	Informed judgment		0%	0.0
Totals	100%		0-189%
FY09 Company Performance Factor							104.64%

*	Weighting multiplied by FY09 Actual Payout as% of Target

How Are Individual and Business Group Performance Factors Determined?

Each of the named executive officers establishes goals with their immediate supervisor that are aligned with the current and long-term business plan of our company.

What Were The Cash Incentive Payments To Named Officers For FY09?

	Target	FY09
	Annual	Annual
Executive	Incentive	Incentive*

Patricia A. Woertz	$1,950,000	$2,040,384
Steven R. Mills	$440,000	$414,355
David J. Smith	$530,000	$554,567
John D. Rice	$520,000	$435,282
Edward A. Harjehausen	$260,800	$272,889
Lewis W. Batchelder	$199,680	$229,830

*	Includes company, business group and individual performance factors

Equity-Based Long-Term Incentives

Our LTI program the (“LTI Program”) aligns the interests of executives with those of shareholders by driving long-term shareholder value, supporting stock ownership, and encouraging long-term service with the company. In the following sections, we discuss the process for determining grants delivered under our LTI Program.

Our LTI awards are determined based upon the Committee’s assessment of performance during the prior three fiscal years. For example, equity grants made in September 2009 reflected FY07-FY09 performance.

This concept of making grants based on the assessment of prior performance is similar in approach to our cash annual incentive plan (i.e., cash incentive awards paid in early FY10 are based upon performance achieved in FY09). However, due to the current SEC disclosure rules, these recent grants will not appear in the Grants of Plan-Based Awards table until next year because the SEC requires companies to report LTI awards granted during the fiscal year, not based on the fiscal year’s performance.

As a result, we will discuss grants made in both August 2008 and in September 2009.

•	Grants made in August 2008 are reported in our Grants of Plan-Based Awards table on page 31 because the grant dates occurred during FY09. These grants reflect performance prior to FY09, specifically for the three-year performance period, FY06 — FY08.

•	Grants made in September 2009 reflect performance for the 3-year period ending June 2009. These awards will not be reported in the Grants of Plan-Based Awards table until next year’s proxy statement in accordance with the current SEC disclosure rules.

How Did We Determine LTI Awards Granted In August 2008?

At the start of the fiscal year, target LTI grant values are determined for each named executive officer. The target levels are stated as a percentage of base salary.

	Target Grant Value
Executive	as % of Salary	Target Grant Value

Patricia A. Woertz	350%	$4,550,000
Steven R. Mills	104%	$780,000
David J. Smith	104%	$935,000
John D. Rice	104%	$920,000
Edward A. Harjehausen	104%	$680,000
Lewis W. Batchelder	104%	$800,000

The actual grant could range from 0% — 200% of the target grant value based on weighted average RONA over a 3-year period, with more weight given to the final fiscal year’s results in order to place more focus on and provide a greater incentive for performance in the most recent year: FY06 — 25%, FY07 — 25%, and FY08 — 50%. Our actual weighted average RONA performance during this performance period was 13.35%, which resulted in an incentive earned percentage of 200%.

Performance Levels as Weighted	Payout of Equity Incentive
Average of RONA for FY06-FY08	Awards Earned as %

<9%	0%
9%	50%
10%	75%
11%	100%
12%	150%
>13%	200%

As a result of this performance, in August 2008, our named executive officers received equity grants with a value of 200% of their target grant. These grants were delivered in equal portions of stock options and restricted shares, based on the fair market value on the grant date. Both stock options and restricted shares are valued on the grant date using a Black-Scholes pricing model. Because our fair market valuation considers the vesting restrictions associated with the equity grants, this valuation differs slightly from the valuation utilized for accounting purpose.

•	Stock options were granted at an exercise price equal to fair market value in accordance with the 2002 Incentive Compensation Plan. The options vest incrementally over five years and can be exercised during a ten-year period following the date of grant.

•	Restricted shares vest three years after the date of grant.

•	All awards granted under the LTI Program vest immediately if control of the company changes or upon the death of the executive. Awards continue to vest if the executive leaves the company because of disability or retirement. The Committee believes that these provisions are appropriate to assure named executive officers stay focused on the long-term success of the company during a sale of the company or amidst certain personal circumstances. These provisions also increase the value of the awards to the named executive officers which, in turn, enhances retention.

Additional Performance-Based Stock Option Grant for the CEO: In addition to participating in the LTI Program, Ms. Woertz was eligible to receive an additional performance-based stock option award for her performance for FY08. The Committee provided this additional opportunity to incent Ms. Woertz to further enhance company performance and shareholder value. The potential payout value range was from 0% to 308% of her base salary. The Committee determined the actual payout based on its discretionary evaluation of Ms. Woertz’ performance in FY08. The primary factors considered were:

•	favorable financial performance on an absolute and relative basis

•	progress in leadership re-organization and talent management

•	advancements in the strategic planning process

As a result of this evaluation, the Committee determined that Ms. Woertz was entitled to an award with a value equal to 208% of her base salary and granted stock options with respect to 307,167 shares with an exercise price of $26.03 per share.

Equity Grants made in August 2008 (reflecting FY06-FY08 Performance)

			Value
	Incentive	Target	Grant	Accounting	Stock	Restricted
Executive	Plan	Award	Value	Value	Options (#)	Shares (#)

	LTI Program	$4,550,000	$9,100,000	$8,877,091	517,634	185,714
Patricia A. Woertz	Additional performance-based options grant	N/A	$2,700,000	$2,398,740	307,167	N/A
Steven R. Mills	LTI	$780,000	$1,560,000	$1,521,753	88,747	31,837
David J. Smith	LTI	$935,000	$1,870,000	$1,824,141	106,371	38,163
John D. Rice	LTI	$920,000	$1,840,000	$1,794,879	104,664	37,551
Edward A. Harjehausen	LTI	$680,000	$1,360,000	$1,326,652	77,361	27,755
Lewis W. Batchelder	LTI	$800,000	$1,600,000	$1,560,770	91,013	32,653

How Did We Determine LTI Awards Granted In September 2009?

The Committee adopted a new LTI design for FY09 (“FY09 LTI Program”). Under the FY09 LTI Program, the Committee determined that the named executive officers could receive a “base award” in an amount designed to align target total compensation between the 40th — 60th percentiles. Base awards are granted if Net Earnings exceed the sum of the dividend payments and after-tax interest expenses. The base award helps to ensure that the FY09 LTI Program is competitive. The FY09 LTI Program allows executives an opportunity to earn additional long-term incentive awards that recognize differing levels of above-target performance and, at maximum, could result in top quartile pay.

The Committee used its discretion and informed judgment and granted a “base award” for FY09. In making this decision, the Committee considered absolute and relative performance for the FY07-FY09 period. The Committee primarily focused on the following two factors but also took into account the additional factors discussed on page 18:

•	absolute decline in stock price

•	mixed results on TSR versus external benchmarks

As a result, LTI awards granted in September 2009 for FY07-FY09 performance decreased by 26% — 82% for the named executive officers relative to the August 2008 grants. A comparison of grant values for August 2008 versus September 2009 for our named executive officers is provided in the table below. For Ms. Woertz, the August 2008 LTI Accounting Value includes both her award under the LTI Program and the additional performance-based option grant described on page 21.

		September 2009 LTI
	August 2008 LTI	Approximate
	Accounting	Accounting
Executive	Value ($)	Value ($)	% Decline

Patricia A. Woertz	$11,275,831	$6,706,143	40.53%
Steven R. Mills	$1,521,753	$888,244	41.63%
David J. Smith	$1,824,141	$1,332,361	26.96%
John D. Rice	$1,794,879	$1,065,883	40.62%
Edward A. Harjehausen	$1,326,652	$347,496	73.81%
Lewis W. Batchelder	$1,560,770	$273,141	82.50%

The September 2009 grants were awarded in 50% stock options, 25% restricted shares, and 25% performance share units (“PSUs”) based on the fair value on the grant date. PSUs are a new LTI vehicle for our company, and were granted in lieu of a comparable value of earned restricted shares.

The Committee utilized (for the first time) PSUs in September 2009, to further enhance management’s focus on TSR on both an absolute and relative basis. Executives have an opportunity to earn 1/3 of the PSUs over a 1-year performance period, 2/3 over a 2-year performance period and all PSUs over a 3-year performance period if our TSR exceeds the average TSR of four benchmarks over the respective performance periods. Any earned PSUs will vest and be paid in shares of our common stock if the executive remains employed for the full 3-year performance period. The four TSR benchmarks are:

1. S&P 500

2. Russell 3000 companies with an S&P industry classification of Food, Beverage & Tobacco

3. S&P 500 Consumer Staples

4. Average of Bunge Ltd., ConAgra Foods, Inc. and Corn Products International Inc.

All equity grants made in September 2009 are valued on the grant date using a Black-Scholes pricing model. Since our fair market valuation considers the vesting restrictions associated with the equity grants, this valuation differs slightly from the valuation utilized for accounting purposes.

Stock options and restricted shares are structured identically to the August 2008 grants, as discussed in the above section. PSUs have the same vesting provisions with respect to termination of employment and change of control as stock options and restricted shares as explained on pages 39 and 40.

Equity Grants made in September 2009 (reflecting FY07-FY09 performance)

(These grants will be presented in the Grants of Plan-Based Awards table in our 2010 proxy statement.)

		Value
	Target		Approximate	Stock	Restricted
	Award	Grant	Accounting	Options	Shares	Performance
Executive	(base award)	Value	Value	(#)	(#)	Stock Units (#)

Patricia A. Woertz	$7,550,000	$7,550,000	$6,706,143	337,657	69,882	98,124
Steven R. Mills	$1,000,000	$1,000,000	$888,244	44,723	9,256	12,997
David J. Smith	$1,500,000	$1,500,000	$1,332,361	67,085	13,884	19,495
John D. Rice	$1,200,000	$1,200,000	$1,065,883	53,668	11,107	15,596
Edward A. Harjehausen	$391,200	$391,200	$347,496	17,496	3,621	5,085
Lewis W. Batchelder	$299,520	$299,520	$273,141	13,396	5,545	N/A

Does The Company Have A Policy For When Grants Are Made?

The Committee grants all equity awards to named executive officers, and no attempt is made to time the granting of these awards in relation to the release of material, non-public information. The exercise price of all stock options is set at fair market value (as determined in accordance with the applicable Incentive Compensation Plan) on the grant date. Under the 2002 Incentive Compensation Plan and proposed 2009 Incentive Compensation Plan, fair market value is the closing market price on the last trading day prior to the date of grant. The Committee meets during the first fiscal quarter of the following fiscal year and determines the annual equity awards granted to named executive officers. These awards are issued promptly following the date of the Committee’s meeting and approval. In addition to annual awards, the named executive officers may receive awards when they join the company or change their status, including promotions.

Benefits

What Retirement Benefits Are Provided?

The company provides the following programs to named executive officers to support the attraction, retention and motivation of these employees. With few exceptions, our philosophy is to offer the same benefits to all U.S. salaried employees as is offered to our named executive officers.

Retirement Program	Participation	Description

401(k) Plan/ Employee Stock Ownership Plan	All salaried employees	Qualified defined contribution plan where employees may defer up to 50% of eligible pay, up to $16,500. The company provides a 1% employer contribution and a match of 4% on the first 6% contributed by an employee. The employee contribution can be made pre-tax (401(k)) or after-tax (Roth 401(k)). In addition, employees who are 50 years of age or older can elect make-up contributions of up to $5,500 each year.
Retirement Plan for Salaried Employees	All salaried employees	Those with 5 or more years of service as of January 1, 2009, participate in a qualified defined benefit plan where the benefit is based on number of years of service and base salary during the later stages of employment. Those with less than 5 years of service as of January 1, 2009 participate in a qualified cash balance pension plan where the benefit is based on an accrual of benefit based on that year’s base compensation.
Supplemental Retirement Plan	Employees whose retirement benefit is limited by applicable IRS law	Non-qualified deferred compensation plan that ensures participants in the Retirement Plan receive an aggregate retirement benefit that would have been received if not for certain limitations under applicable tax law.
Deferred Compensation Plan	Employees with salaries above $175,000	Eligible participants may defer up to 75% of their annual base salary and up to 100% of their annual cash incentive until specific future dates. Earning credits are added to the deferred compensation account balances based upon hypothetical investment elections available under these plans and chosen by the participant. These hypothetical investment options correspond with the investment options (other than Company common stock) available under the 401(k) Plan/Employee Stock Ownership Plan.

What Other Benefits Are Provided To Named Executive Officers?

We provide a benefits package for employees and their dependents, portions of which may be paid for by the employee. Benefits include: life, health (including prescription drug), dental, vision, and disability insurance; dependent and healthcare reimbursement accounts; tuition reimbursement; paid time-off; holidays;

and a matching gifts program for charitable contributions. Named executive officers have the same benefits package as other employees.

What Perquisites Are Provided To Named Executive Officers?

We no longer provide company-sponsored financial planning assistance as a perquisite. An annual automobile allowance is provided but the period of time over which an automobile is driven before replacement has been extended by one year. We continue to provide Ms. Woertz with personal use of company-owned aircraft. Given the location of our headquarters in Decatur, Illinois, the Committee requires that she have access to the aircraft for personal use for security and efficiency reasons. Ms. Woertz is responsible for any taxes on imputed income related to the provision of this perquisite.

Total Direct Compensation

What Was Total Direct Compensation For FY09?

The Summary Compensation Table, found on page 28, presents the accounting expense recognized during each fiscal year with respect to LTI grants outstanding during each year. As a result, we believe it is helpful to provide a supplemental compensation table showing total direct compensation with the value of LTI grants made in September 2009 for FY07-FY09 performance. The following table shows:

•	salary received in the given year

•	annual cash incentive awards for that year’s performance

•	equity grants for that year’s performance

This table is not intended to replace the Summary Compensation Table, but rather to provide a summary of the Committee’s decisions about total direct compensation for our named executive officers as a result of each year’s performance.

			Annual Cash	Equity Grants	Total Direct
Executive	Year	Salary	Incentive	(grant date value)	Compensation	% Change

Patricia A. Woertz	FY2009	$1,300,000	$2,040,384	$7,550,000	$10,890,384	-32.5%
	FY2008	$1,291,867	$3,042,000	$11,800,000	$16,133,867	—
Steven R. Mills	FY2009	$750,000	$414,355	$1,000,000	$2,164,355	-26.1%
	FY2008	$683,533	$686,400	$1,560,000	$2,929,933	—
David J. Smith	FY2009	$901,400	$554,567	$1,500,000	$2,955,967	-17.9%
	FY2008	$901,600	$826,800	$1,870,000	$3,598,400	—
John D. Rice	FY2009	$885,400	$435,282	$1,200,000	$2,520,682	-28.7%
	FY2008	$885,600	$811,200	$1,840,000	$3,536,800	—
Edward A. Harjehausen	FY2009	$652,000	$272,889	$391,200	$1,316,089	-49.5%
	FY2008	$652,200	$592,800	$1,360,000	$2,605,000	—
Lewis W. Batchelder	FY2009	$768,000	$229,830	$299,520	$1,297,350	-57.7%
	FY2008	$768,200	$702,000	$1,600,000	$3,070,200	—

The Equity Grants column in the table above reflects the grant date values of the respective equity grants. If accounting values were reflected, the percentage decrease with respect to the value of Ms. Woertz’s FY2009 equity grant compared to her FY2008 equity grant would be 35.6%. The percentage decreases with respect to the other named executive officers would be essentially unchanged from the percentage decreases shown in the table.

How Is The Summary Compensation Table Different?

The following table shows the reconciliation for FY09 between the Total Direct Compensation table on page 24 and the total compensation disclosed in the Summary Compensation Table on page 28. To reconcile the two tables, the adjustments include:

•	adding the September 2009 LTI grant for FY09 performance

•	subtracting the accounting expense recognized during FY09 for all equity grants, which include prior year grants

•	subtracting the change in pension value and all other compensation from the summary compensation table

		ADD	SUBTRACT
		Grant Date	Change in		SUBTRACT
		Value of LTI	Pension		Accounting
		Awarded in	Value and		Expense
		September	Nonqualified		Recognized
	Summary	2009 for	Deferred	SUBTRACT	During FY09
	Compensation	FY09	Compensation	All Other	for All Equity	Total Direct
Executive	Table Total	Performance	Earnings	Compensation	Grants	Compensation

Patricia A. Woertz	$15,466,064	$7,550,000	$265,529	$72,807	$11,787,344	$10,890,384
Steven R. Mills	$3,228,505	$1,000,000	$377,078	$36,870	$1,650,202	$2,164,355
David J. Smith	$4,280,570	$1,500,000	$404,590	$38,660	$2,381,353	$2,955,967
John D. Rice	$5,246,499	$1,200,000	$440,065	$39,095	$3,446,657	$2,520,682
Edward A. Harjehausen	$2,758,645	$391,200	$372,576	$37,768	$1,423,412	$1,316,089
Lewis W. Batchelder	$4,086,258	$299,520	$454,009	$956,385	$1,678,034	$1,297,350

Employment Agreements, Severance, and Change-in-Control Benefits

Do Any Named Executive Officers Have Employment Agreements?

Only Ms. Woertz, our CEO, has an employment agreement, which was entered into May 2006 when she joined our company. The employment agreement provides for employment “at will” and does not have a specified contract term. Ms. Woertz’s compensation has been determined to a significant degree by the terms of her employment agreement. At the time it was being negotiated, the Committee retained Frederic W. Cook & Co., Inc., an outside compensation expert, specifically to advise it with respect to Ms. Woertz’s compensation. Prior to approving the employment agreement, the Committee considered the advice of this expert, analyzed information regarding the total compensation provided to the chief executive officers of other public companies of a comparable size, and considered the attributes Ms. Woertz would bring to the positions of President and Chief Executive Officer in the context of the competitive marketplace and the greater responsibilities of the President and Chief Executive Officer relative to other Company executives.

Under her employment agreement, she is provided benefits upon termination without cause or resignation for good reason as follows:

•	cash severance of 2x salary and target bonus

•	2 years of health and welfare benefits

•	2 years of age and service credit for the retirement plan

•	2 additional years of vesting for outstanding equity awards

If the termination occurs within 2 years of change-in-control, her cash severance multiple is increased to 3x, benefits are increased to 3 years, and all equity will vest upon a change-in-control. In addition, if the payments exceed the IRS statutory limit and result in a penalty excise tax, she will receive a gross-up payment to cover the tax.

Ms. Woertz is also subject to a 2-year non-compete and 2-year non-solicitation provision following termination without cause or resignation for good reason.

Do The Remaining Named Executive Officers Have Severance Benefits?

Yes, the remaining named executive officers are covered under the Company’s Severance Policy. Upon a termination without cause or resignation for good reason, an executive receives the following:

•	2x salary (Committee has discretion for additional consideration)

•	healthcare coverage will be extended for up to one-year

•	severance period plus one additional year of vesting for any grants made after 2004

•	50% of the market value of pre-2004 equity grants that are unvested will be paid in cash

If a change-in-control occurs, all outstanding equity will vest.

In addition, at the request of the Company, each executive would be subject to a non-compete and non-solicitation agreement.

Additional Executive Compensation Policies

Does The Company Require Stock Ownership?

The Committee has adopted stock ownership guidelines for our executives, including the named executive officers. As of June 30, 2009, each of the named executive officers had achieved or exceeded the guideline.

Ownership
Guideline as a
Executive	Multiple of Salary

Patricia A. Woertz	5x
Steven R. Mills	3x
David J. Smith	3x
John D. Rice	3x
Edward A. Harjehausen	1.5x
Lewis W. Batchelder	1x

Does The Company Have A Recoupment Policy?

In addition to meeting the requirements of Sarbanes-Oxley, our equity grant programs have specific recoupment provisions.

Are There Policies In Place That Prohibit The Sale Or Purchase Of Stock By Named Executives?

Named executive officers are strongly encouraged not to engage in “hedging” ADM stock in any way, including the purchase or sale of any equity derivatives. We also impose limits on the permitted timing of equity transactions by our named executive officers.

Does The Committee Consider Section 162(m) Of The Internal Revenue Code In The Design Of Executive Compensation Programs?

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation paid in excess of $1 million annually to the CEO and the three other most highly-compensated executive, excluding the Chief Financial Officer, except for qualifying “performance-based” compensation. Because the CEO’s salary exceeds $1 million, a portion will not be tax deductible. Although elements of our FY09 annual and long-term incentive awards are designed to be performance-based and comply with 162(m), the Committee retains the discretion to provide compensation that may not be tax deductible if it feels these actions are in the best interests of the Company and its stockholders. The Committee believes that the amount of any expected loss of a tax deduction under Section 162(m) will be insignificant to the Company’s overall tax position.

How Does The Company Account For Equity Grants?

We account for stock-based payments under the requirements of SFAS 123(R). A complete discussion of the assumptions made as well as the financial impact of this type of compensation can be found in Note 9 of the Consolidated Financial Statements in our Form 10-K for the year ended June 30, 2009.

How Does The Company Address 409A?

All plans and employee agreements were reviewed and amended in order to comply with 409A, a provision in the Internal Revenue code that imposes restrictions on deferred compensation and penalties on covered participants for failure to comply.

How Does The Company Address Liabilities Associated With Retirement Programs?

The Committee is mindful that the non-qualified deferred compensation and supplemental retirement plans create financial statement liabilities. Therefore, the company attempts to hedge the deferred compensation plan liabilities by directing the named executive officer’s elective deferrals into a separate account and then investing such account in a manner consistent with the hypothetical investments elected by participants. We do not set amounts aside in a “rabbi” trust for the benefit of participants in the deferred compensation or supplemental retirement plans. However, the deferred compensation plans have “rabbi” trust funding triggers in the event of a potential change in control of the Company. This trigger provides some measure of assurance to employees that amounts they have chosen to defer from their current compensation will be held for their benefit, subject to creditor claims as required under the applicable tax law. In maintaining the non-qualified plans, the Committee has duly considered that the federal income tax deduction available to the company occurs at the same time that participants are paid benefits from the applicable plan.

The company is required to fund its qualified pension plans in a manner consistent with the minimum funding requirements of the Internal Revenue Code and the Employee Retirement Income Security Act (“ERISA”). Historically, the company has made contributions in excess of the minimum to maintain its plans at or near a full funding level relative to the accrued benefit obligation.

Compensation/Succession Committee Report

The Compensation/Succession Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation/Succession Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

K. R. Westbrook, Chairperson
D. E. Felsinger
A. Maciel
P. J. Moore

Compensation/Succession Committee Interlocks and Insider Participation

None of the members of the Compensation/Succession Committee is or has been an employee of our company or any of our subsidiaries. There are no interlocking relationships between our company and other entities that might affect the determination of the compensation of our executive officers.

Summary Compensation Table

The following table summarizes the compensation for the fiscal years noted in the table of our principal executive officer, principal financial officer, our three other most highly-compensated executive officers who were serving as executive officers on June 30, 2009, and an individual who would have been included among the three most highly-compensated executive officers, other than the principal executive officer and principal financial officer, but for the fact that he was no longer serving as an executive officer on June 30, 2009 (collectively, the “named executive officers”).

							Change in
							Pension Value
							and
							Nonqualified
							Deferred
					Stock	Option	Compensation	All Other
		Salary	Bonus		Awards	Awards	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)		($) (1)	($) (1)	($)	($)		($)

P. A. Woertz	2009	1,300,000	2,040,384	(2)	5,122,705	6,664,639	265,529 (3)	72,807	(4)	15,466,064
Chairman, CEO and	2008	1,291,867	3,042,000		10,665,984	2,079,191	493,600	166,375		17,739,017
President	2007	1,200,000	2,000,000		3,639,586	985,267	—	312,442		8,137,295
S. R. Mills	2009	750,000	414,355	(2)	1,150,591	499,611	377,078 (3)	36,870	(5)	3,228,505
Executive Vice President and CFO	2008	683,533	686,400		1,020,997	221,551	78,546	40,954		2,731,981
D. J. Smith	2009	901,400	554,567	(2)	1,709,729	671,624	404,590 (3)	38,660	(6)	4,280,570
Executive Vice	2008	901,600	826,800		1,778,829	345,923	39,997	54,292		3,947,441
President, Secretary and General Counsel	2007	897,959	0		1,754,587	275,876	394,283	30,301		3,353,006
J. D. Rice	2009	885,400	435,282	(2)	2,418,677	1,027,980	440,065 (3)	39,095	(7)	5,246,499
Executive Vice	2008	885,600	811,200		2,016,236	429,703	3,493	53,189		4,199,421
President	2007	882,017	0		1,675,202	308,412	402,418	29,548		3,297,597
E. A. Harjehausen	2009	652,000	272,889	(2)	722,463	700,949	372,576 (3)	37,768	(8)	2,758,645
Senior Vice President
L. W. Batchelder	2009	768,000	229,830	(2)	849,958	828,076	454,009 (3)	956,385	(10)	4,086,258
Senior Vice	2008	768,200	702,000		1,679,602	408,880	161,943	642,878		4,363,503
President(9)	2007	765,065	0		2,116,676	399,186	602,680	29,594		3,913,201

(1)	The amounts shown for stock and option awards represent the dollar amount of compensation expense recognized for financial statement reporting purposes during fiscal years 2009, 2008 and 2007, respectively, in connection with all outstanding grants of options and restricted stock (including grants made in prior fiscal years) to each of the listed officers. We calculated these amounts in accordance with the provisions of SFAS No. 123(R) based on the grant date fair value of the awards utilizing the assumptions discussed in Note 9 to our financial statements for the fiscal year ended June 30, 2009, and in Note 8 to our financial statements for the fiscal years ended June 30, 2008 and 2007, respectively. We recognize compensation expense over the service period applicable to a particular grant, which is typically the period over which the grant vests and/or becomes exercisable, and do not adjust the expense based on actual experience; however, for retirement-eligible executive officers, commencing in fiscal year 2006 the stock and option awards have been fully-expensed during the fiscal year in which the awards are made. This difference in accounting for stock and option awards under SFAS No. 123(R) results in substantial variability in the amounts shown in these columns between retirement-eligible executive officers and nonretirement-eligible executive officers in the Summary Compensation Table. The amount of compensation expense is not affected by subsequent changes in the price of our common stock.

(2)	Represents cash bonus related to fiscal year 2009, paid in September 2009.

(3)	Each amount shown represents the annualized change (12/15 of the aggregate change) in actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans from the pension plan measurement date for plan year 2008 (March 31, 2008) to the measurement date for plan year 2009 (June 30, 2009) using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age (65) specified in the plans. No named executive officer received above market or preferential earnings on deferred compensation. To derive the change in pension value for financial reporting purposes, the assumptions used to value pension liabilities on March 31, 2008 were interest of 6.75% and mortality determined under RP2000CH projected to 2015 using Scale AA and the assumptions used to value pension liabilities on June 30, 2009 were interest of 6.25% and mortality determined under RP2000CH projected to 2016 using Scale AA.

(4)	Includes the following items for Ms. Woertz:

•	$8,852 for payment of taxes in connection with the company’s payment of expenses related to personal financial planning advice;

•	$12,250 in matching contributions under our 401(k) and Employee Stock Ownership Plan; and

•	Perquisites and personal benefits whose aggregate incremental cost to us totaled $51,705, which included:

•	$26,242 for personal use of company-owned aircraft; and

•	Amounts related to personal use of company-owned automobile, and payment of expenses related to personal financial planning advice, home telephone, internet service and security systems.

(5)	Includes the following items for Mr. Mills:

•	$6,426 for payment of taxes in connection with the company’s payment of expenses related to personal financial planning advice;

•	$12,250 in matching contributions under our 401(k) and Employee Stock Ownership Plan; and

•	Perquisites and personal benefits whose aggregate incremental cost to us totaled $18,194, which included expenses related to personal financial planning advice, home security system and personal use of company-owned automobile.

(6)	Includes the following items for Mr. Smith:

•	$6,492 for payment of taxes in connection with the company’s payment of expenses related to personal financial planning advice;

•	$12,250 in matching contributions under our 401(k) and Employee Stock Ownership Plan; and

•	Perquisites and personal benefits whose aggregate incremental cost to us totaled $19,918, which included expenses related to personal financial planning advice, personal use of company-owned automobile, and reimbursement of expenses related to home telephone system.

(7)	Includes the following items for Mr. Rice:

•	$6,417 for reimbursement of taxes in connection with the company’s payment of expenses related to personal financial planning advice;

•	$12,250 in matching contributions under our 401(k) and Employee Stock Ownership Plan; and

•	Perquisites and personal benefits whose aggregate incremental cost to us totaled $20,428, which included expenses related to personal financial planning advice, personal use of company-owned automobile, and reimbursement of expenses related to home telephone system.

(8)	Includes the following items for Mr. Harjehausen:

•	$6,446 for payment of taxes in connection with the company’s payment of expenses related to personal financial planning advice;

•	$12,250 in matching contributions under our 401(k) and Employee Stock Ownership Plan; and

•	Perquisites and personal benefits whose aggregate cost to us totaled $19,072, which included expenses related to personal financial planning advice and personal use of company-owned automobile.

(9) Effective November 6, 2008, Mr. Batchelder no longer serves in an executive officer capacity.

(10) Includes the following items for Mr. Batchelder:

•	$227 for payment of taxes in connection with the company’s payment of expenses related to personal financial planning advice, $590,351 for payment of certain foreign taxes, $12,765 related to certain social tax gross-ups, and $50,800 for payment of taxes in connection with the company’s payment of certain expatriate expenses;

•	$23,750 in matching contributions under our 401(k) and Employee Stock Ownership Plan;

•	Perquisites and personal benefits whose aggregate incremental cost to us totaled $26,710 which included expenses related to personal financial planning advice, personal use of company-owned automobile, and reimbursement of expenses related to home security system; and

•	Amounts payable pursuant to our expatriate policy which totaled $251,783 and included a $155,359 goods and services differential, and amounts relating to tax equalization and tax preparation, education assistance, home leave and housing assistance.

Aggregate incremental cost to our company of perquisites and personal benefits is determined as follows. In the case of payment of expenses related to home phone, internet service and security systems, incremental cost is determined by the amounts paid to third-party providers. In the case of personal use of company-owned aircraft, incremental cost is based solely on the cost per hour to the company to operate the aircraft, and does not include fixed costs that do not change based on usage, such as purchase costs of the aircraft and non-trip-related hangar expenses. Our direct operating cost per hour of an aircraft is based on the actual costs of fuel, on-board catering, aircraft maintenance, landing fees, trip-related hangar and parking costs, and smaller variable costs, divided by the number of hours the aircraft was operated during the year. In the case of personal use of company-owned automobiles, incremental cost is based on the direct costs to operate the vehicle, such as maintenance, fuel, registration and parking fees, and does not include fixed costs to acquire or lease the vehicle. In the case of personal financial planning advice, education assistance and travel expenses, incremental cost is the amount paid to the service providers.

Employment Agreements

In connection with the election of Ms. Woertz as our President and Chief Executive Officer, we and Ms. Woertz entered into Terms of Employment dated as of April 27, 2006. Pursuant to the Terms of Employment, the board approved an initial annual salary for Ms. Woertz of $1,200,000 and approved a target annual bonus of at least 125% of her annual salary. Pursuant to the Terms of Employment, there shall be no reduction in Ms. Woertz’s initial $1,200,000 annual salary as a result of subsequent salary reviews. Payment of a target bonus to Ms. Woertz was guaranteed for fiscal 2007. Ms. Woertz is also entitled to receive, pursuant to the Terms of Employment, other benefits and perquisites comparable to those received by her predecessor as Chief Executive Officer or, if more favorable, other ADM senior officers. Provisions of Ms. Woertz’s Terms of Employment relating to termination of her employment and change of control of our company are described below in the “Termination of Employment and Change-in-Control Arrangements” section.

Grants of Plan-Based Awards During Fiscal 2009

The following table summarizes the grants of plan-based awards made to our named executive officers during the fiscal year ended June 30, 2009.

		All Other	All Other
		Stock	Option
		Awards:	Awards:	Exercise		Grant Date
		Number	Number of	or Base	Closing	Fair Value
		of Shares	Securities	Price of	Market	of Stock
		of Stock	Underlying	Option	Price on the	and
		or Units	Options	Awards	Date of	Option
Name	Grant Date	(#)	(#)	($/Sh) (1)	Grant ($)	Awards ($) (2)

P. A. Woertz	8/8/08	185,714
	8/8/08		824,801	26.03	26.49	11,275,831
S. R. Mills	8/8/08	31,837
	8/8/08		88,737	26.03	26.49	1,521,753
D. J. Smith	8/8/08	38,163
	8/8/08		106,371	26.03	26.49	1,824,141
J. D. Rice	8/8/08	37,551
	8/8/08		104,664	26.03	26.49	1,794,879
E. A. Harjehausen	8/8/08	27,755
	8/8/08		77,361	26.03	26.49	1,326,652
L.W. Batchelder	8/8/08	32,653
	8/8/08		91,013	26.03	26.49	1,560,770

(1)	Exercise price was determined by using the closing market price of a share of our common stock on the New York Stock Exchange on the trading day immediately prior to the grant date.

(2)	The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period under SFAS No. 123(R).

All of the awards in the table above were granted under our 2002 Incentive Compensation Plan. All of the awards shown in the “All Other Stock Awards” column in the table above are restricted stock awards, and all of these awards vest in full three years after the date of grant. Under the terms of the restricted stock award agreement pertaining to each of these awards, the recipient of the award may vote and receive cash dividends on restricted shares prior to their vesting date, but may not transfer or pledge the shares in any manner prior to vesting. Dividends on restricted shares are paid at the same rate as dividends to our stockholders generally. Vesting accelerates upon the death of the award recipient or a change in control of our company, and continues in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for other reasons, unvested shares are forfeited. In addition, if an award recipient’s employment is terminated for cause, or if the recipient breaches a non-competition or confidentiality restriction or participates in an activity deemed by us to be detrimental to our company, the recipient’s unvested shares will be forfeited, and any shares that have already vested must be returned to us or the recipient must pay us the amount of the shares’ fair market value as of the date they vested.

All of the awards shown in the “All Other Option Awards” column in the table above are non-qualified stock option awards, vest and become exercisable in five equal annual installments commencing on the first anniversary of the grant date, and must be exercised within ten years after the grant date. The exercise price may be paid in cash or by delivering shares of our common stock that are already owned by the award recipient and that have been held for at least six months. Tax withholding obligations resulting from the exercise may be paid by surrendering a portion of the shares being acquired, subject to certain conditions. Under the terms of the stock option agreement pertaining to each of these awards, vesting and exercisability accelerate upon the death of the recipient or change in control of our company, and continue in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for other reasons, a recipient forfeits any interest in the unvested portion of any option, but retains the right to exercise the previously vested portion of any option for a period of three months. In addition, if an award recipient’s employment is terminated for cause, or if the recipient breaches a non-competition or confidentiality restriction or participates in an activity deemed by us to be detrimental to our company, the recipient’s right to exercise any unexercised options will terminate, the recipient’s right to receive option shares will terminate, and any shares already issued upon exercise of the option must be returned to us in exchange for the lesser of the shares’ then-current fair market value or the price paid for the shares, or the recipient must pay us cash in the amount of the gain realized by the recipient from the exercise of the option.

The impact of a termination of employment or change in control of our company on restricted stock and stock option awards held by our named executive officers is quantified in the “Termination of Employment and Change-in-Control Arrangements” section below.

Outstanding Equity Awards at Fiscal 2009 Year-End

The following table summarizes information regarding unexercised stock options and unvested restricted stock awards for the named executive officers as of June 30, 2009.

	Option Awards					Stock Awards
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option		Stock that		Stock that
	Options	Options		Exercise	Option	have not		have not
	(#)	(#)		Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(1)

P. A. Woertz	—	824,801	(2)	26.03	8-8-2018
	20,733	82,936	(3)	34.37	8-3-2017
	83,262	55,508	(4)	36.34	5-1-2016	452,074	(10)	12,102,021
S. R. Mills	—	88,737	(2)	26.03	8-8-2018
	3,369	13,477	(3)	34.37	8-3-2017
	3,962	5,943	(5)	41.81	8-10-2016
	16,056	10,705	(6)	20.90	8-8-2015
	22,860	5,716	(7)	15.73	8-19-2014
	8,129	10,842	(8)	13.65	10-14-2013
	7,878	7,880	(9)	11.30	8-8-2012
	18,373	—		13.6054	5-1-2010
	15,469	—		11.3379	5-1-2010
	1,494	—		9.0703	5-1-2010	95,126	(11)	2,546,523
D. J. Smith	—	106,371	(2)	26.03	8-8-2018
	5,606	22,428	(3)	34.37	8-3-2017
	8,082	12,123	(5)	41.81	8-10-2016
	29,059	19,374	(6)	20.90	8-8-2015
	39,137	13,046	(7)	15.73	8-19-2014
	19,053	25,410	(8)	13.65	10-14-2013
	5,692	17,073	(9)	11.30	8-8-2012
	24,805	—		13.6054	5-1-2010	138,134	(12)	3,697,847
J. D. Rice	—	104,664	(2)	26.03	8-8-2018
	4,589	18,358	(3)	34.37	8-3-2017
	7,938	11,907	(5)	41.81	8-10-2016
	8,395	16,790	(6)	20.90	8-8-2015
	11,083	11,084	(7)	15.73	8-19-2014
	5,741	22,971	(8)	13.65	10-14-2013
	5,688	17,073	(9)	11.30	8-8-2012
	20,507	—		13.6054	5-1-2010	135,745	(13)	3,633,894
E. A. Harjehausen	—	77,361	(2)	26.03	8-8-2018
	4,055	16,223	(3)	34.37	8-3-2007
	6,160	9,241	(5)	41.81	8-10-2016
	6,296	12,592	(6)	20.90	8-8-2015
	—	7,482	(7)	15.73	8-19-2014
	—	14,128	(8)	13.65	10-14-2013
	904	10,507	(9)	11.30	8-8-2012
	6,891	—		13.6054	5-1-2010	99,916	(14)	2,674,751
L.W. Batchelder	—	91,013	(2)	26.03	8-8-2018
	3,980	15,924	(3)	34.37	8-3-2007
	6,885	10,329	(5)	41.81	8-10-2016
	6,934	13,869	(6)	20.90	8-8-2015
	10,631	10,632	(7)	15.73	8-19-2014
	—	22,947	(8)	13.65	10-14-2013
	—	17,073	(9)	11.30	8-8-2012	117,827	(15)	3,154,229

(1)	Calculated by multiplying the closing market price of a share of our common stock on the New York Stock Exchange on June 30, 2009, which was $26.77, by the number of shares or units that have not vested.

(2)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on August 8 of 2009, 2010, 2011, 2012 and 2013.

(3)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on August 3 of 2009, 2010, 2011 and 2012.

(4)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on May 1 of 2010 and 2011.

(5)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on August 10 of 2009, 2010 and 2011.

(6)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on August 8 of 2009 and 2010.

(7)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on August 19 of 2009.

(8)	Stock options vest at the rate of 11.1% of the initial grant per year, with remaining vesting dates on October 14 of 2009, 2010, 2011 and 2012.

(9)	Stock options vest at the rate of 11.1% of the initial grant per year, with remaining vesting dates on August 8 of 2009, 2010 and 2011.

(10)	Restricted share awards vest as to 266,360 shares on August 3, 2010 and 185,714 shares on August 8, 2011.

(11)	Restricted share awards vest as to 22,891 shares on August 10, 2009, 40,398 shares on August 3, 2010 and 31,837 shares on August 8, 2011.

(12)	Restricted share awards vest as to 43,948 shares on August 10, 2009, 56,023 shares on August 3, 2010 and 38,163 shares on August 8, 2011.

(13)	Restricted share awards vest as to 43,166 shares on August 10, 2009, 55,028 shares on August 3, 2010 and 37,551 shares on August 8, 2011.

(14)	Restricted share awards vest as to 31,639 shares on August 10, 2009, 40,522 shares on August 3, 2010 and 27,755 shares on August 8, 2011.

(15)	Restricted share awards vest as to 37,442 shares on August 10, 2009, 47,732 shares on August 3, 2010 and 32,653 shares on August 8, 2011.

Option Exercises and Stock Vested During Fiscal 2009

The following table summarizes information regarding stock options exercised by the named executive officers during the fiscal year that ended June 30, 2009, and restricted stock awards to the named executive officers that vested during that same fiscal year.

	Option Awards		Stock Awards
	Number of
	Shares	Value	Number of	Value
	Acquired	Realized	Shares	Realized
	on	on	Acquired	on
	Exercise	Exercise	Upon	Vesting
Name	(#)	($) (1)	Vesting (#)	($) (2)

P. A. Woertz	0	0	152,201	3,815,725
S. R. Mills	16,887	253,987	43,431	1,130,943
D. J. Smith	2,575	37,596	83,227	2,167,231
J. D. Rice	9,628	144,241	81,745	2,128,640
E. A. Harjehausen	13,611	158,160	61,309	1,596,486
L.W. Batchelder	18,315	263,897	72,344	1,883,838

(1)	Represents the difference between the market value of the shares acquired upon exercise (calculated using the average of the high and low sale prices reported on the New York Stock Exchange on the exercise date) and the aggregate exercise price of the shares acquired.

(2)	Represents the market value of the shares that vested, calculated using the average of the high and low sale prices reported on the New York Stock Exchange on the vesting date.

Pension Benefits

The following table summarizes information regarding the participation of each of the named executive officers in our defined benefit retirement plans as of the pension plan measurement date for the fiscal year ended June 30, 2009.

					Payments
		Number	Present		During
		of Years	Value of		Last
		Credited	Accumulated		Fiscal
		Service	Benefit		Year
Name	Plan Name	(#) (1)	($) (1)		($)

P. A. Woertz	ADM Retirement Plan for Salaried Employees	3	67,345		0
	ADM Supplemental Retirement Plan II	3	758,166		0
S. R. Mills	ADM Retirement Plan for Salaried Employees	30	525,259		0
	ADM Supplemental Retirement Plan II	30	960,950		0
D. J. Smith	ADM Retirement Plan for Salaried Employees	28	496,009		0
	ADM Supplemental Retirement Plan II	28	1,698,870		0
J. D. Rice	ADM Retirement Plan for Salaried Employees	33	602,117	(2)	0
	ADM Supplemental Retirement Plan II	33	1,960,257	(2)	0
E. A. Harjehausen	ADM Retirement Plan for Salaried Employees	34	764,573	(3)	0
	ADM Supplemental Retirement Plan II	34	1,597,420	(3)	0
L.W. Batchelder	ADM Retirement Plan for Salaried Employees	38	754,935	(4)	0
	ADM Supplemental Retirement Plan II	38	2,620,467	(4)	0

(1)	Calculated as of the pension plan measurement date used for financial statement reporting purposes, which was June 30, 2009. The assumptions used to value pension liabilities on such date were interest of 6.25% and mortality determined under RP2000CH projected to 2016 using Scale AA. The amounts reported for Ms. Woertz are the present value of her projected normal retirement benefit under the Retirement and Supplemental Plans at June 30, 2009. The amounts reported are calculated by projecting the balance in the accounts forward to age 65 by applying a 4.17% interest rate and then discounting back to June 30, 2009 using the assumptions specified above. The total account balance for Ms. Woertz at June 30, 2009 under the Retirement and Supplemental Plans was $1,093,241, which is the amount that would have been distributable if she had terminated employment on that date.

(2)	Mr. Rice is eligible for early retirement under the terms of the Retirement Plan. If Mr. Rice had retired on June 30, 2009, the total value of his Retirement Plan and Supplemental Plan benefit would be $2,985,486 instead of $2,562,374, the difference reflecting an early retirement subsidy.

(3)	Mr. Harjehausen is eligible for early retirement under the terms of the Retirement Plan. If Mr. Harjehausen had retired on June 30, 2009, the total value of his Retirement Plan and Supplemental Plan benefit would be $2,879,731 instead of $2,361,993, the difference reflecting an early retirement subsidy.

(4)	Mr. Batchelder is eligible for early retirement under the terms of the Retirement Plan. If Mr. Batchelder had retired on June 30, 2009, the total value of his Retirement Plan and Supplemental Plan benefit would be $3,458,404 instead of 3,375,402, the difference reflecting an early retirement subsidy.

Qualified Retirement Plan

We sponsor the ADM Retirement Plan for Salaried Employees, which is a qualified defined benefit plan under Section 401(a) of the Internal Revenue Code. The Retirement Plan covers eligible salaried employees of our company and its participating affiliates.

Effective January 1, 2009, the Retirement Plan was amended to provide benefits determined under a cash-balance formula. The cash-balance formula applies to any participant entering or re-entering the plan on or after January 1, 2009 and to any participant who has less than five years of service prior to January 1, 2009.

For a participant with an accrued benefit but less than five years of service prior to January 1, 2009, an account was established on January 1, 2009 with an opening balance equal to the present value of his or her accrued benefit determined under the final average pay formula. The accrued benefits of all other participants to whom the cash-balance formula does not apply continue to be determined under the traditional final average pay formula. Ms. Woertz participates in the cash-balance formula, while the other named executive officers participate in the final average pay formula.

A participant whose accrued benefit is determined under the cash-balance formula has an individual hypothetical account established under the Retirement Plan. Pay and interest credits are made on an annual basis to the participant’s account. Pay credits are equal to a percentage of the participant’s earnings for the year based on the sum of the participant’s age and years of service at the end of the year under the following schedule.

Age + Service	Pay

Less than 40	2.00%
at least 40 but less than 50	2.25%
at least 50 but less than 60	2.50%
at least 60 but less than 70	3.00%
at least 70 but less than 80	3.50%
80 or more	4.00%

Interest credits are made at the end of the year and are calculated on the balance of the participant’s account as of the first day of the plan year, using an interest rate based upon the yield on 30-year Treasury bonds, subject to a minimum annual interest rate of 1.95%. The participant’s pension benefit will be the amount of the balance in the participant’s account at the time that the pension becomes payable under the Retirement Plan. The pension payable to a participant whose accrued benefit under the final average pay formula was converted to the cash-balance formula at January 1, 2009, if paid in annuity form, will be increased to reflect any additional benefit which the participant would have received in that form under the traditional formula, but only with respect to the benefit accrued by the participant prior to January 1, 2009. A participant under the cash-balance formula becomes vested in a benefit under the Retirement Plan after three years of service. There are no special early retirement benefits under the cash-balance formula.

For a participant whose accrued benefit is determined under the final average pay formula, the formula calculates a life annuity payable at a normal retirement age of 65 based upon a participant’s highest average earnings over five consecutive of the last 15 years of employment. The final average pay formula provides a benefit of 36% of a participant’s final average earnings, plus 16.5% of the participant’s final average earnings in excess of Social Security “covered compensation.” This benefit accrues ratably over 30 years of service. A participant accrues an additional benefit of 1/2% of final average earnings for years of service in excess of 30. Early retirement is available at age 55 with 10 years of service. The life annuity payable at early retirement is subsidized relative to the normal retirement benefit. The payment amount in life annuity form is 97% of the full benefit amount at age 64, and 50% at age 55, with adjustments between those two ages. Mr. Rice, Mr. Harjehausen and Mr. Batchelder are currently eligible for early retirement. A participant under the final average pay formula becomes vested in a benefit under the Retirement Plan after five years of service.

Earnings for purposes of the cash-balance and the final average pay formulas generally include amounts reflected as pay on Form W-2, increased by 401(k) Plan deferrals and elective “cafeteria plan” contributions, and decreased by bonuses, expense allowances/reimbursements, severance pay, income from stock option and restricted stock awards or cash payments in lieu thereof, merchandise or service discounts, amounts paid in a form other than cash, and other fringe benefits. Annual earnings are limited as required under Section 401(a)(17) of the Internal Revenue Code.

When a participant is eligible for a pension, the participant has a choice of a life annuity, a joint and 50% survivor annuity, a joint and 75% survivor annuity, or a joint and 100% survivor annuity. Each joint and survivor annuity form is the actuarial equivalent of the life annuity payable at the same age, with actuarial equivalence determined using the IRS prescribed mortality table under Section 417(e) of the Internal Revenue

Code and an interest rate assumption of 6%. A lump-sum payment option is available only to cash-balance participants.

Supplemental Retirement Plan

We also sponsor the ADM Supplemental Retirement Plan, which is a non-qualified deferred compensation plan under Section 409A of the Internal Revenue Code. The Supplemental Plan covers participants in the Retirement Plan whose benefit under such plan is limited by the benefit limits of Section 415 or the compensation limit of Section 401(a)(17) of the Internal Revenue Code. The Supplemental Plan also covers any employee whose qualified plan benefit is reduced by participation in the ADM Deferred Compensation Plan. Participation by those employees who otherwise qualify for coverage is at the discretion of the board, Compensation/Succession Committee or, in the case of employees other than executive officers, the Chief Executive Officer. The Supplemental Plan provides the additional benefit that would have been provided under the Retirement Plan but for the limits of Section 415 or 401(a)(17) of the Internal Revenue Code, and but for the fact that elective contributions made by the participant under the ADM Deferred Compensation Plan are not included in the compensation base for the Retirement Plan. A participant is not vested in a benefit under the Supplemental Plan unless and until the participant is vested in a benefit under the Retirement Plan, which requires three years of service for a cash-balance formula participant and five years of service for a final average pay formula participant, for vesting. A separate payment form election will be allowed with respect to the Supplemental Plan benefit from among the same options available under the Retirement Plan. Except as noted below for Ms. Woertz, it has not been our practice to grant additional service credit under the Supplemental Plan beyond what is earned under the Retirement Plan.

Ms. Woertz entered the Supplemental Plan when she satisfied the one year of service requirement for entry into the Retirement Plan on May 1, 2007. Ms. Woertz’s Terms of Employment provide that, once a participant, her Supplemental Plan benefit will be fully-vested, will be calculated after including bonuses in the compensation base, and will be payable in a lump sum six months following her separation from service. The severance provisions of such Terms of Employment also provide for the additional benefit that would derive from two years of pension coverage (or three years of pension coverage in the event of a termination within two years following a change in control).

Nonqualified Deferred Compensation

The following table summarizes information with respect to the participation of the named executive officers in our non-qualified deferred compensation plans for the fiscal year ended June 30, 2009.

		Aggregate	Aggregate
	Executive	Earnings	Balance
	Contributions	in Last	at Last
	in Last FY	FY	FYE
Name	($)(1)	($)(2)	($)(3)

P. A. Woertz	64,873	(22,709)	126,262
S. R. Mills	0	0	0
D. J. Smith	0	0	0
J. D. Rice	0	(297,464)	1,023,665
E. A. Harjehausen	65,200	(134,964)	392,391
L.W. Batchelder	0	(125,356)	636,116

(1)	The amounts reported in this column were reported in the Summary Compensation Table on page 28 as part of each individual’s compensation for the fiscal year ended June 30, 2009.

(2)	The amounts reported in this column were not reported in the Summary Compensation Table as part of each individual’s compensation for the most recent fiscal year because none of the earnings is considered to be “above market.”

(3)	Of the amounts shown in this column, the following amounts were previously reported as compensation to the respective individuals in the Summary Compensation Table in previous years:

Amount Reported as
Compensation in Previous Years
Name	($)

P.A. Woertz	93,190
J. D. Rice	879,574
E. A. Harjehausen	0
L.W. Batchelder	0

We sponsor two nonqualified deferred compensation plans — the ADM Deferred Compensation Plan for Selected Management Employees I and II (referred to as “Deferred Comp Plan I” and “Deferred Comp Plan II”). Deferred Comp Plan I was frozen as to new participants and new deferrals effective January 1, 2005, and is maintained as a separate “grandfathered” plan under Section 409A of the Internal Revenue Code. Deferred Comp Plan II is structured to comply with Section 409A. Deferred Comp Plan II covers salaried employees of our company and its affiliates whose annualized base salary is $175,000 or more. Participation by those employees who otherwise qualify for coverage is at the discretion of the board, Compensation/Succession Committee or, in the case of employees other than executive officers, the Chief Executive Officer.

A participant in Deferred Comp Plan II can defer up to 75% of his or her base salary and up to 100% of his or her bonus. Earnings credits are added based upon hypothetical investment elections made by participants. A participant can establish up to five “scheduled distribution accounts” that are payable upon dates specified by the participant, generally in a lump sum, but with one such account eligible for installment payout over a period of two to five years. Withdrawals are allowed upon a showing of “hardship” by the participant in accordance with Section 409A. A participant also can establish a “retirement account” to be paid six months following separation from service. Payment following separation from service is in a lump sum, except that a participant can elect upon initial deferral into the account to have installments paid over a period of two to twenty years if separation from service occurs after retirement eligibility. Small account balances of $10,000 or less are paid in a lump sum only. Deferred Comp Plan II provides for “make-whole” company matching credits to the extent that a participant’s election to defer under the Deferred Comp Plan II causes a loss of company matching contributions under the 401(k) and Employee Stock Ownership Plan. No “make-whole” company matching credits were made on behalf of the named executive officers for fiscal year 2009.

A participant with an account balance remaining under Deferred Comp Plan I continues to receive earnings credits on such account based upon hypothetical investment elections made by the participant. A participant can establish up to two “scheduled distribution accounts” that are payable upon dates specified by the participant in either a lump sum or installments over a period of two to four years. A participant also can take unscheduled withdrawals of up to 25% of the balance of his or her accounts, subject to a withdrawal penalty of 10% of the withdrawn amount. Only one such unscheduled withdrawal is allowed in any year. Withdrawals also are allowed upon a showing of “hardship” by the participant. A participant’s account under Deferred Comp Plan I is paid following termination of employment. Payment following termination of employment is in a lump sum, except that a participant can elect to have installments paid over a period of two to twenty years if termination of employment occurs after retirement eligibility.

Deferred Comp Plan I and II balances are fully-vested. Unpaid amounts at death are paid to designated beneficiaries.

The hypothetical investment options available under Deferred Comp Plans I and II are determined by us and correspond with the investment options (other than our company’s common stock) that are made available to participants in the qualified 401(k) and Employee Stock Ownership Plan. These investment options consist of shares in the publicly-traded, open-end mutual funds listed below, and the plan earnings credited to each participant’s account in these plans correspond to the earnings performance of the mutual funds selected. Participants in the Deferred Comp Plans I and II may reallocate the amount of new deferrals and existing account balances among these investment options at any time. We do not set assets aside for the benefit of plan participants, but we do maintain investments separately in a company account to hedge the liabilities created by the plans.

In fiscal 2009, the investment options available under Deferred Comp Plans I and II and their respective notional rates of return were as follows:

Fiscal 2009 Annualized Rate of Return
Deemed Investment Option	(7/1/08 to 6/30/09)

Galliard Stable Value Fund	3.75%
PIMCO Total Return Fund	15.70%
Vanguard Wellington Fund	-13.47%
Dodge & Cox Stock Fund	-29.37%
Vanguard Institutional Index Fund	-26.08%
Vanguard Morgan Growth Fund	-29.02%
T. Rowe Price Mid-Cap Growth Fund	-24.76%
Frontegra IronBridge Small-Cap Fund	-26.00%
BlackRock International Value Fund	-30.78%
Vanguard LifeStrategy Income Fund	-4.74%
Vanguard LifeStrategy Conservative Growth Fund	-11.49%
Vanguard LifeStrategy Moderate Growth Fund	-17.38%
Vanguard LifeStrategy Growth Fund	-23.94%
Vanguard Target Retirement Income	-5.64%
Vanguard Target Retirement 2010	-12.28%
Vanguard Target Retirement 2015	-14.77%
Vanguard Target Retirement 2020	-17.24%
Vanguard Target Retirement 2025	-19.76%
Vanguard Target Retirement 2030	-22.07%
Vanguard Target Retirement 2035	-23.54%
Vanguard Target Retirement 2040	-23.39%
Vanguard Target Retirement 2045	-23.52%
Vanguard Target Retirement 2050	-23.45%

Termination of Employment and Change-in-Control Arrangements

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to named executive officers of our company in the event of a termination of employment or a change in control of our company. See the tabular disclosure and narrative description under the Pension Benefits and Nonqualified Deferred Compensation sections above for detail regarding payments that would result from a termination of employment or change in control of our company under our pension and nonqualified deferred compensation plans. The individual agreement we have with Ms. Woertz related to termination of employment and change in control of our company is discussed below.

Under the terms of the restricted stock award agreements pertaining to the awards held by named executive officers, vesting accelerates upon the death of the award recipient or a change in control of our company, and continues in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for other reasons, unvested shares are forfeited. In addition, if an award recipient’s employment is terminated for cause, or if the recipient breaches a non-competition or confidentiality restriction or participates in an activity deemed by us to be detrimental to our company, the recipient’s unvested shares will be forfeited, and any shares that have already vested must be returned to us or the recipient must pay us the amount of the shares’ fair market value as of the date they vested. Under the terms of the stock option agreements pertaining to the awards held by named executive officers, vesting and exercisability accelerate upon the death of the recipient or change in control of our company, and continue in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for other reasons, a recipient forfeits any interest in the unvested portion of any option, but retains the right to exercise the previously vested portion of any option for a period of three months. In addition, if an award recipient’s employment is terminated for cause, or if the recipient breaches a non-competition or confidentiality restriction or participates in an activity deemed by us to be detrimental to our company, the recipient’s right to exercise any unexercised options will terminate, the recipient’s right to receive option shares will terminate, and any shares already issued upon exercise of the option must be returned to us in exchange for the lesser of the shares’ then-current fair market value or the price paid for the shares, or the recipient must pay us cash in the amount of the gain realized by the recipient from the exercise of the option.

The amount of compensation payable to each named executive officer in various termination and change in control scenarios is listed in the tables below. The amounts listed are calculated based on the assumption that the named executive officer’s employment was terminated or that a change in control occurred on June 30, 2009.

P. A. Woertz

The following table lists the potential payments and benefits upon termination of employment or change in control of our company for Ms. Woertz, our Chairman, President and Chief Executive Officer. We entered into Terms of Employment with Ms. Woertz when she joined our company. The payments and benefits provided in the Terms of Employment are described in detail below the table.

	Involuntary		Voluntary
	Termination		Termination
	without Cause		without Good
	or Voluntary		Reason or	Termination
	Termination		Involuntary	Related to a
	for Good		Termination	Change in
Benefits and Payments	Reason		with Cause	Control		Disability		Death
upon Termination	($)		($)	($)		($)		($)

Salary	2,600,000		0	3,900,000		0		0
Bonus	3,900,000		0	5,850,000		0		0
Health benefits	14,026	(1)	0	21,662	(4)	0		0
Vesting of nonvested stock options	244,141	(2)	0	610,353	(5)		(7)	610,353	(5)
Vesting of nonvested restricted stock awards	7,130,457	(2)	0	12,102,021	(5)		(7)	12,102,021	(5)
Severance	170,331	(3)	0	251,655	(6)	0		0
Gross-up for excise tax	0		0	0		0		0

(1)	Represents the discounted present value of two years of extended health coverage granted pursuant to Ms. Woertz’s Terms of Employment, using a discount rate of 6.25%.

(2)	Represents the value of two years of accelerated vesting of stock options and restricted stock pursuant to Ms. Woertz’s Terms of Employment. The amount shown with respect to stock options was calculated by multiplying the number of shares as to which accelerated vesting occurs with respect to options that were “in the money” as of June 30, 2009 by the difference between the fair market value of a share of our common stock on June 30, 2009 and the exercise price of the stock option. The amount shown with respect to restricted stock was calculated by multiplying the number of shares as to which accelerated vesting occurs by the fair market value of a share of our common stock on June 30, 2009.

(3)	Severance payment granted pursuant to Ms. Woertz’s Terms of Employment. Represents two years’ of pay credits under the cash balance formula for both the Retirement and Supplemental Plans, with pay credits determined considering both base pay and target bonus. The Supplemental Plan calculates a benefit payable six months following separation from service and, accordingly, this balance is discounted to a present value using a discount rate of 6.25%.

(4)	Represents discounted present value of three years of extended health coverage granted pursuant to Ms. Woertz’s Terms of Employment, using a discount rate of 6.25%.

(5)	Pursuant to Ms. Woertz’s Terms of Employment, vesting and exercisability of all equity awards is accelerated in full. Values shown were calculated in the same manner as described in note (2) to this table.

(6)	Severance payment granted pursuant to Ms. Woertz’s Terms of Employment. Represents three years’ of pay credits under the cash balance formula calculated in the same manner as described in note (3) to this table.

(7)	Pursuant to the terms of the stock option and restricted stock agreements under the 2002 Incentive Compensation Plan, vesting of all equity awards continues after termination of employment.

Upon an involuntary termination of Ms. Woertz’s employment by the board without cause or the voluntary termination by Ms. Woertz of her employment for good reason in circumstances that are unrelated to a change in control of our company, Ms. Woertz shall receive payments equal to two years’ base salary plus target annual bonus paid in equal installments on the regular payroll schedule, two years of continuation coverage under the company’s benefit plans, two years of accelerated vesting of equity awards, and two years’ credit with respect to age, service and covered compensation for purposes of calculating pension benefits.

Ms. Woertz’s Terms of Employment generally provide that a termination is for “cause” if it is as a result of her indictment for or conviction of a felony or any crime involving dishonesty, fraud, theft or financial impropriety, or a determination by the board that she has (i) willfully and continuously failed to substantially perform her duties, (ii) engaged in a material act of dishonesty or gross misconduct in employment that is injurious to the company, or (iii) willfully violated a material requirement of the company’s code of conduct or her fiduciary duty to the company. The Terms of Employment also generally provide that a termination by Ms. Woertz is for “good reason” if it results from (i) an adverse change in her status or positions as President and CEO of the company, or removal from such positions, (ii) any reduction in her base salary or target bonus, (iii) requiring her to relocate to a place of employment more than 50 miles from the company’s headquarters, (iv) the failure to re-elect her as a director or her removal as a director, or (v) the company’s failure to obtain agreement from any successor to the company’s business to assume and perform the Terms of Agreement.

Upon an involuntary termination of Ms. Woertz’s employment by the board of directors without cause or the voluntary termination by Ms. Woertz of her employment for good reason that occurs prior to and in connection with, or within two years following, a change in control of our company, Ms. Woertz shall receive a lump-sum payment equal to three years’ base salary plus target annual bonus, accelerated vesting of all outstanding equity awards, three years of continuation coverage under our benefit plans, three years’ credit with respect to age, service and covered compensation for purposes of calculating pension benefits, gross-up for any excise tax payable under Internal Revenue Code Section 280G, and other terms and provisions to be developed with the board. A “change in control” would generally include for these purposes (i) a person or group acquiring 30% or more of our voting securities, (ii) approval by our stockholders of the dissolution or liquidation of the company or the sale of all or substantially all of its assets, (iii) the consummation of certain mergers or other business combinations, (iv) a majority of our directors are replaced under certain circumstances, or (v) the board determines that a person or group has acquired effective control of the company’s business and affairs.

As a condition to receiving severance payments and benefits, Ms. Woertz agreed in the Terms of Employment to release us from all claims and to abide by reasonable post-employment restrictive covenants, such as non-competition with principal competitors, non-solicitation of employees, customers and suppliers, and non-disparagement of our company and board of directors, for two years following termination of employment.

S. R. Mills, D. J. Smith, J.D. Rice, E. A. Harjehausen, and L.W. Batchelder

The following table lists the potential payments and benefits upon termination of employment or change in control of our company for our current named executive officers other than P. A. Woertz under the terms of agreements involving stock option and restricted stock awards.

			Involuntary		Termination
	Benefits and		Termination		Related to a
	Payments	Voluntary	without	Termination	Change in
	upon	Termination	Cause	for Cause	Control		Disability	Death		Retirement
Name	Termination	($)	($)	($)	($)		($)	($)		($)

S. R. Mills	Vesting of nonvested stock options	0	0	0	1,537,943	(1)	(2)	1,537,943	(1)	0	(3)
	Vesting of nonvested restricted stock awards	0	0	0	2,556,392	(1)	(2)	2,556,392	(1)	0	(3)
D. J. Smith	Vesting of nonvested stock options	0	0	0	2,201,194	(1)	(2)	2,201,194	(1)	0	(3)
	Vesting of nonvested restricted stock awards	0	0	0	3,697,847	(1)	(2)	3,697,847	(1)	0	(3)
J. D. Rice(4)	Vesting of nonvested stock options	0	0	0	1,468,792	(1)	(2)	1,468,792	(1)		(2)
	Vesting of nonvested restricted stock awards	0	0	0	3,633,894	(1)	(2)	3,633,894	(1)		(2)
E. A. Harjehausen(4)	Vesting of nonvested stock options	0	0	0	703,326	(1)	(2)	703,326	(1)		(2)
	Vesting of nonvested restricted stock awards	0	0	0	2,674,751	(1)	(2)	2,674,751	(1)		(2)
L.W. Batchelder(4)	Vesting of nonvested stock options	0	0	0	1,781,578	(1)	(2)	1,781,578	(1)		(2)
	Vesting of nonvested restricted stock awards	0	0	0	3,154,229	(1)	(2)	3,154,229	(1)		(2)

(1)	Vesting and exercisability of all equity awards is accelerated in full. The amount shown with respect to stock options was calculated with respect to options that were “in the money” as of June 30, 2009 and was determined by multiplying the number of shares subject to those options as to which accelerated vesting occurs by the difference between the fair market value of a share of our common stock on June 30, 2009 and the exercise price of the stock option. The amount shown with respect to restricted stock was calculated by multiplying the number of shares as to which accelerated vesting occurs by the fair market value of a share of our common stock on June 30, 2009.

(2)	Pursuant to the terms of the stock option and restricted stock agreements under the 1996 Incentive Compensation Plan, 1999 Incentive Compensation Plan, and 2002 Incentive Compensation Plan, vesting of all equity awards continues on the same schedule after termination of employment.

(3)	Because this named executive officer is not yet eligible for retirement under the terms of the ADM Retirement Plan for Salaried Employees, no current termination of employment would be considered “retirement” under any of the applicable equity-based compensation plans.

(4)	Mr. Rice, Mr. Harjehausen and Mr. Batchelder are eligible for early retirement under the Retirement Plan. The subsidized early retirement benefit that is available in the event of retirement is described in the footnotes to the table under the caption “Pension Benefits”.

Director Compensation for Fiscal 2009

Our standard compensation for non-employee directors consists of an annual retainer of $250,000, one-half of which must be paid in stock units pursuant to our Stock Unit Plan for Non-Employee Directors. The other half of the annual retainer may be paid in cash, stock units, or a combination of both, at the election of each non-employee director. Each stock unit is deemed for valuation and bookkeeping purposes to be the equivalent of a share of our common stock. In addition to the annual retainer, our Lead Director receives a stipend in the amount of $25,000, the chairperson of the Audit Committee receives a stipend in the amount of $15,000, the chairperson of the Compensation/Succession Committee receives a stipend in the amount of $12,500, and the chairperson of the Nominating/Corporate Governance Committee receives a stipend in the amount of $10,000. All such stipends are paid in cash. We do not pay fees for attendance at board and committee meetings. Directors are reimbursed for out-of-pocket traveling expenses incurred in attending board and committee meetings. Directors may also be provided with certain perquisites from time-to-time.

During fiscal 2009, the company adopted a policy regarding ownership of shares of our common stock by our non-employee directors. The policy calls for non-employee directors to own shares of common stock (including stock units issued pursuant to the Stock Unit Plan for Non-Employee Directors) with a fair market value of not less than three times the amount of the annual cash retainer.

Stock units are credited to the account of each non-employee director on a quarterly basis in an amount determined by dividing the quarterly amount of the retainer to be paid in stock units by the fair market value of a share of our common stock on the last business day of that quarter, and are fully-vested at all times. As of any date on which cash dividends are paid on our common stock, each director’s stock unit account is also credited with stock units in an amount determined by dividing the dollar value of the dividends that would have been paid on the stock units in that director’s account had those units been actual shares by the fair market value of a share of our stock on the dividend payment date. For purposes of this plan, the “fair market value” of a share of our common stock on any date is the average of the high and low reported sales prices for our stock on the New York Stock Exchange on that date. Each stock unit is paid out in cash on the first business day following the earlier of (i) five years after the end of the calendar year that includes the quarter for which that stock unit was credited to the director’s account, and (ii) when the director ceases to be a member of our board. The amount to be paid will equal the number of stock units credited to a director’s account multiplied by the fair market value of a share of our stock on the payout date. A director may elect to defer the receipt of these payments in accordance with the plan.

The following table summarizes compensation provided to each non-employee director for services provided during fiscal 2009.

	Fees Earned or
	Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)	($)

G. W. Buckley	109,986	109,986	0	219,972
M. H. Carter	116,481	109,986	0	226,467
D. E. Felsinger(3)	—	—	—	—
V. F. Haynes	116,236	109,986	0	226,222
A. Maciel	116,236	109,986	0	226,222
P. J. Moore	132,472	109,986	0	242,458
M. B. Mulroney	109,986	109,986	6,500 (4)	226,472
T. F. O’Neill	125,978	109,986	0	235,964
K. R. Westbrook	124,355	109,986	0	234,341

(1)	As described above, one-half of the annual retainer of $250,000 is paid in stock units, which are reported in the “Stock Awards” column. In addition, the directors may elect to receive the other half of the annual retainer in the form of cash, stock units or a combination of both. For fiscal 2009, Ms. Carter and Messrs. Buckley and Mulroney elected to receive their entire annual retainer in the form of stock units.

(2)	The amounts set forth in this column represent the dollar amount of compensation expense recognized for financial statement reporting purposes during fiscal year 2009 in connection with mandatory stock unit grants to each of the listed directors. Each stock unit is deemed for valuation and bookkeeping purposes to be the equivalent of a share of our common stock. Because these stock units are fully-vested when granted, we immediately expense the full grant date fair value in accordance with the provisions of SFAS No. 123(R). Each of the listed directors is a nonemployee director and the fair value of services provided by each director has been used to calculate the number of stock units credited to each director by dividing the quarterly fair value of the services provided by the fair market value of a share of our company’s common stock on the last business day of the quarter. For purposes of this plan, the “fair market value” of a share of our common stock on any date is the average of the high and low reported sales prices for our stock on the New York Stock Exchange on that date. The fair value of services provided by each of the directors has been determined to be $62,500 per quarter. The aggregate number of stock units credited to the account of each non-employee director as of June 30, 2009 (including mandatory stock unit grants, voluntary elections to receive stock units and the deemed reinvestment of dividends) was as follows:

Number of Stock
Name	Units at 6/30/09

G. W. Buckley	8,939
M. H. Carter	95,368
D. E. Felsinger(3)	0
V. F. Haynes	5,039
A. Maciel	10,108
P. J. Moore	36,674
M. B. Mulroney	99,848
T. F. O’Neill	15,618
K. R. Westbrook	33,665

(3)	Mr. Felsinger was appointed as a director effective August 5, 2009.

(4)	Represents the aggregate incremental cost to us for personal use of company-owned aircraft. Incremental cost is based solely on the cost per hour to our company to operate the aircraft, and does not include fixed costs that do not change based on usage, such as purchase costs of the aircraft and non-trip-related hangar expenses. Our direct operating cost per hour of an aircraft is based on the annual costs of fuel, on-board catering, aircraft maintenance, landing fees, trip-related hangar and parking costs, and smaller variable costs, divided by the number of hours the aircraft was operated during the year.

Equity Compensation Plan Information

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding
	Warrants and	Warrants and	Securities Reflected in
Plan Category	Rights(a)	Rights(b)	Column (a))(c)

Equity Compensation Plans Approved by Security Holders	11,215,406 (1)	$25.88	9,332,897 (2)
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	11,215,406 (1)	$25.88	9 ,332,897 (2)

(1)	Consists of 99,372 shares to be issued upon exercise of outstanding options pursuant to our 1996 Stock Option Plan, 468,597 shares to be issued upon exercise of outstanding options pursuant to our 1999 Incentive Compensation Plan, 10,141,050 shares to be issued upon exercise of outstanding options pursuant to our 2002 Incentive Compensation Plan and 506,387 shares to be issued upon exercise of outstanding options pursuant to the ADM International Limited Savings-Related Share Option Scheme, all as of June 30, 2009. The ADM International Limited Savings-Related Share Option Scheme is a program whereby employees in the United Kingdom can save through payroll deductions and have the option to purchase shares at a predetermined, discounted price at a point in time in the future.

(2)	Consists of 1,511,664 shares available for issuance pursuant to our 1999 Incentive Compensation Plan, 3,465,662 shares available for issuance pursuant to our 2002 Incentive Compensation Plan, and

4,355,571 shares available for issuance pursuant to the ADM International Limited Savings-Related Share Option Scheme, all as of June 30, 2009. Benefits which may be granted under the 1999 Incentive Compensation Plan and 2002 Incentive Compensation Plan are options, stock appreciation rights, restricted stock, performance shares, performance units and cash-based awards. Only options can currently be granted under the ADM International Limited Savings-Related Share Option Scheme.

Our company does not have any equity compensation plans that have not been approved by our stockholders.

Report of the Audit Committee

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders relating to the Company’s (i) financial statements and the financial reporting process, (ii) preparation of the financial reports and other financial information provided by the Company to any governmental or regulatory body, (iii) systems of internal accounting and financial controls, (iv) internal audit functions, (v) annual independent audit of the Company’s financial statements, (vi) legal compliance and ethics programs as established by management and the Board, and (vii) related-party transactions.

The Audit Committee assures that the corporate information gathering and reporting systems developed by management represent a good faith attempt to provide senior management and the Board of Directors with information regarding material acts, events, and conditions within the Company. In addition, the Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent auditors. The Audit Committee ensures that the Company establishes, resources, and maintains a professional internal auditing function and that there are no unjustified restrictions or limitations imposed on such function. The Audit Committee reviews the effectiveness of the internal audit function and reviews and approves the actions relating to the General Auditor, including performance appraisals and related base and incentive compensation. The Audit Committee is comprised of four independent directors, all of whom are financially literate and one of whom (T.F. O’Neill, the Chairperson) has been determined by the Board of Directors to be a “financial expert” as defined by the Securities and Exchange Commission (“SEC”).

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the annual report with management, including a discussion of the quality — not just the acceptability — of the accounting principles, the reasonableness of significant judgments, the development and selection of the critical accounting estimates, and the clarity of disclosures in the financial statements. Also, the Audit Committee discussed with management education regarding compliance with the policies and procedures of the Company as well as federal and state laws.

The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the effectiveness of our internal control over financial reporting, and the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees, AU Section 380), including their judgment as to the quality — not just the acceptability — of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB and has discussed with the independent auditors the auditors’ independence from management and the Company. The Audit Committee has adopted an Audit and Non-audit Services Pre-Approval Policy and considered the compatibility of non-audit services with the independent auditors’ independence. The Audit Committee recommended to the Board of Directors (and the Board of Directors approved) a hiring policy related to current and former employees of the independent auditor.

The Committee discussed the Company’s major risk exposures, the steps management has taken to monitor and control such exposures, and guidelines and policies to govern the Company’s risk assessment and risk management processes.

The Audit Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the accounting and financial controls, and the overall quality of the Company’s financial reporting. The Audit Committee met individually with members of management in executive session. The Audit Committee held eight meetings during fiscal year 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2009 for filing with the SEC. The Audit Committee has appointed, subject to ratification by the stockholders of the Company, Ernst & Young LLP as independent auditor for the fiscal year ending June 30, 2010.

T. F. O’Neill, Chairperson
G. W. Buckley
M. H. Carter
V. F. Haynes

Certain Relationships and Related Transactions

The spouse of L. W. Batchelder (an executive officer for a portion of the fiscal year ended June 30, 2009) owns and operates a company which acts as a reseller of certain specialty food ingredients that we manufacture and sell. During the fiscal year ended June 30, 2009, such company purchased approximately $385,000 of those products from us in the ordinary course of business and on an arms-length basis.

Review and Approval of Certain Relationships and Related Transactions

Various policies and procedures of our company, including our Business Code of Conduct and Ethics, our bylaws, the charter of the Nominating/Corporate Governance Committee and annual questionnaires completed by all of our directors and executive officers, require disclosure of and otherwise identify to the company transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules as “related person transactions” between our company or its subsidiaries and related persons. For these purposes, a related person is a director, executive officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members.

Although the company’s processes vary with the particular transaction or relationship, in accordance with our Business Code of Conduct and Ethics, directors, executive officers and other company employees are directed to inform appropriate supervisory personnel as to the existence or potential existence of such a transaction or relationship. To the extent a related person is involved in the relationship or has a material interest in the transaction, the company’s practice, although not part of a written policy, is to refer consideration of the matter to the board or the Audit Committee. The transaction or relationship will be evaluated by the board or the committee, which will approve or ratify it if it is determined that the transaction or relationship is fair and in the best interests of the company. Generally, transactions and series of related transactions of less than $120,000 are approved or ratified by appropriate company supervisory personnel and are not approved or ratified by the board or a committee thereof.

The transactions described in the preceding section were considered and ratified by our board upon the recommendation of the Audit Committee.

Proposal No. 2 — Approval of the 2009 Incentive Compensation Plan

Introduction

The company’s board of directors, following approval by the Compensation and Succession Committee of the Board (the “Committee”), authorized the adoption of the Archer-Daniels-Midland Company 2009 Incentive

Compensation Plan (the “2009 Plan”) effective as of August 6, 2009, subject to the approval of the 2009 Plan by the company’s stockholders. A copy of the 2009 Plan is attached as Exhibit “A” to this Proxy Statement, and this discussion is qualified in its entirety by reference to the full text of the 2009 Plan.

The board of directors and the Committee believe that the adoption of the 2009 Plan would be in the best interests of the company. The purpose of the 2009 Plan is to provide employees, directors and consultants with an incentive to put forth maximum efforts for the company’s success and to provide a valuable means of retaining key personnel as well as attracting new management personnel when needed for future operations and growth.

Our 1999 Incentive Compensation Plan expires in October, 2009 and no further awards will be made under such plan. If the 2009 Plan is approved by the company’s stockholders, no further awards will be made under the Archer-Daniels-Midland Amended and Restated 2002 Incentive Compensation Plan (the “2002 Plan”). The 2009 Plan provides that the number of shares of Common Stock of the company available for awards under the 2009 Plan will be 30,000,000 plus the number of shares that have not yet been made subject to awards under the 2002 Plan as of the effective date of the 2009 Plan. It is estimated that there will be approximately 1,347,254 shares remaining available under the 2002 Plan on the effective date of the 2009 Plan, meaning that the total number of shares available for awards under the 2009 Plan will be approximately 31,347,254. The 2009 Plan is otherwise very similar to the 2002 Plan, with the following principal changes:

•	eligibility for participation has been expanded beyond employees to include non-employee directors and certain consultants and advisers to the company;

•	the types of awards available for grant has been expanded to include other stock-based awards;

•	minimum vesting periods have been established for awards other than options and stock appreciation rights;

•	it is expressly provided that no action may be taken that would constitute a “repricing” of option or stock appreciation right awards without the consent of the company’s stockholders;

•	a sale of all or substantially all of the company’s assets will constitute a “change of control” only when the transaction is consummated, rather than when the company’s stockholders approve the transaction; and

•	awards granted in substitution for outstanding awards granted by an entity prior to its acquisition by the company will not count against the maximum number of shares authorized under the 2009 Plan.

The 2009 Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding deductibility of executive compensation, discussed below. The basic features of the 2009 Plan are as follows:

Administration

The 2009 Plan will be administered by the Committee or a subcommittee of the Committee, which shall consist of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” for purposes of Section 162(m) of the Code, and “independent directors” under the rules of the New York Stock Exchange. Subject to the provisions of the 2009 Plan, the Committee will have the power to make awards under the 2009 Plan and to determine when and to whom awards will be granted, and the form, amount, and other terms and conditions of each award. The Committee will have the authority to interpret the 2009 Plan and any award or agreement made under the 2009 Plan; to establish, amend, waive, and rescind any rules and regulations relating to the administration of the 2009 Plan; to determine the terms and provisions of any agreements entered into under the 2009 Plan; and to make all other determinations necessary or advisable for the administration of the 2009 Plan. In addition, the board of directors of the company may delegate authority to officers of the company to grant and administer option grants under the 2009 Plan to participants (other than themselves) who are not officers or directors of the company subject to the requirements of Section 16 of the Securities Exchange Act of 1934. With respect to participants outside the United States, the Committee also has the authority under the 2009

Plan to modify the terms of awards held by such participants, establish subplans for such participants, and take other actions in order to comply with the laws of other countries or the requirements of foreign securities exchanges.

Eligibility and Number of Shares

All non-employee directors of the company and all employees of and qualified consultants and advisers to the company and its affiliates will be eligible to receive awards under the 2009 Plan at the discretion of the Committee. The company currently has nine non-employee directors and the company and its affiliates currently have approximately 28,000 employees eligible to participate in the 2009 Plan.

The total number of shares of Common Stock of the company available for distribution under the 2009 Plan is 30,000,000 plus the number of shares remaining available for grant under the 2002 Plan on the effective date of the 2009 Plan (subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of the company). Of this number of shares, no more than 15,000,000 may be granted in the form of awards other than options or stock appreciation rights, and no more than 30,000,000 can be subject to incentive stock options. Shares subject to 2009 Plan awards granted in substitution for outstanding awards granted by another entity prior to its acquisition by the company will not count against the maximum number of shares available for grant under the 2009 Plan. Any shares subject to an award under the 2009 Plan, or to an award under the 2002 Plan that remains outstanding on the effective date of the 2009 Plan, that is forfeited, cancelled, settled in cash or otherwise terminated will, to the extent of such forfeiture, cancellation, cash settlement or termination, again be available for award under the 2009 Plan. Shares used to satisfy the purchase price of an option or tax withholding obligations in connection with any form of award, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right will not be available for grant again under the 2009 Plan.

No participant may receive in any fiscal year of the company awards under the 2009 Plan that exceed the following limitations: no more than 2,000,000 shares subject to stock options, no more than 2,000,000 shares subject to stock appreciation rights, no more than 1,000,000 shares of restricted stock and/or restricted stock units, no more than 1,000,000 performance shares and/or performance share units, no performance units with a maximum aggregate pay-out in excess of $10,000,000, no cash-based awards with a maximum aggregate pay-out in excess of $10,000,000, and no other stock-based awards of more than 1,000,000 shares or with a maximum aggregate pay-out in excess of $10,000,000.

Awards under the 2009 Plan are to be evidenced by written or electronic agreements containing the terms and conditions of the awards. Such agreements may be amended unilaterally by the company (with the approval of the Committee) unless any such amendment would materially impair the rights of participants, in which case the consent of the participants would be required. In addition, no option or stock appreciation right award agreement may be amended to decrease the applicable option price or base price, nor may any other action be taken that would constitute a “repricing” of an option or stock appreciation right for accounting purposes, without the prior consent of the company’s stockholders.

Types of Awards

The types of awards that may be granted under the 2009 Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance share units, performance units, cash-based awards and other stock-based awards.

Subject to certain restrictions applicable to incentive stock options, awards granted under the 2009 Plan will be exercisable by the participants at such times as are determined by the Committee, but in no event may the term of an award be longer than ten years after the date of grant. In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the 2009 Plan are as follows:

Incentive and Nonqualified Stock Options.  Both incentive and nonqualified stock options may be granted to participants at such exercise prices as the Committee, or the officers delegated authority to grant and administer options by the board of directors, may determine, but the exercise price for any option may not be less than 100% of the fair market value (as defined in the 2009 Plan) of a share of Common Stock of the company as of the date the option is granted, except in the case of substitute awards. Stock options may be granted and exercised at such times as the Committee, or the officers delegated authority to grant and administer options by the board of directors, may determine, except that (a) incentive stock options may be granted only to employees, (b) no incentive stock options may be granted more than ten years after the effective date of the 2009 Plan, (c) an option shall not be exercisable more than ten years after the date of grant, and (d) the aggregate fair market value of the shares of Common Stock of the company with respect to which incentive stock options granted under the 2009 Plan and any other plan of the company first become exercisable in any calendar year for any employee may not exceed the $100,000 maximum amount permitted under Code Section 422(d). Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.

The purchase price payable upon exercise of options may be paid in cash, or, if the Committee permits, by delivering stock already owned by the participant (the fair market value of the shares delivered on the date of exercise being equal to the option price of the stock being purchased), or by a combination of cash and such stock, unless otherwise provided in the related agreement. The Committee may also allow payment (a) in the form of an authorization to the company to withhold from the total number of shares of Common Stock as to which the option is being exercised the number of shares having a fair market value on the date of exercise equal to the aggregate option price for the total number of shares as to which the option is being exercised, (b) in the form of an irrevocable authorization to a third party with whom the participant has a brokerage or similar relationship to sell the shares acquired upon exercise of the option and use the sale proceeds to pay the purchase price, or (c) by any other means that the Committee determines to be consistent with the 2009 Plan’s purpose and applicable law.

Upon the termination of a participant’s employment, the unvested portions of all of the participant’s options will be forfeited, and a limited period of time after termination will be provided during which the vested portions of the options may be exercised. This period will be one year after termination if employment ends because of the participant’s death, and three months after termination if employment ends for any other reason. These periods may not, in any case, extend beyond the expiration date of an option, and may be varied by the terms of the applicable award agreements.

Stock Appreciation Rights.  The value of a stock appreciation right granted to a participant is determined by the appreciation in the number of shares of Common Stock of the company subject to the stock appreciation right during its term, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Common Stock of the company to which the right relates, determined as of the date the stock appreciation right is granted, except in the case of substitute awards. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option. A stock appreciation right may be paid in cash, shares of Common Stock of the company or a combination of cash and shares as determined by the Committee. No stock appreciation right may be exercised more than ten years after its date of grant. Stock appreciation rights may be exercised after a termination of employment in accordance with the same rules applicable to options.

Performance Awards and Cash-Based Awards.  Performance shares, performance share units, performance units and cash-based awards entitle the participant to payment in amounts determined by the Committee based upon the achievement of specified performance goals during a specified term. With respect to awards intended to comply with the requirements of Section 162(m) of the Code, such performance goals will be based on one or any combination of two or more of the following criteria: earnings per share; net income before or after taxes; return on assets, net assets, equity, investment or capital; cash flow, cash flow return per share and cash flow return on investments (net cash flows divided by owners’ equity); earnings before or after any one or more of taxes, interest, depreciation and amortization; gross revenues; and share price (including, but not limited to, growth measures and total stockholder return). The performance criteria selected may be applied on an absolute or comparative basis, and may relate to performance by the Company or any subsidiary, affiliate, division or business unit of the company. The Committee may define the manner of calculating the performance criteria it chooses to use in any performance period, including the use of “non-GAAP” adjustments to such criteria. Awards that are not intended to comply with Section 162(m) of the Code may be based on these or other performance criteria, as determined by the Committee. Each performance share or performance share unit has an initial value equal to the fair market value of a share of Common Stock of the company on the date of grant, and performance units and cash-based awards shall have values as determined by the Committee.

Performance shares, performance share units, performance units and cash-based awards whose vesting is subject to the satisfaction of performance goals over a performance period will be subject to a performance period of not less than one year from the grant date, with limited exceptions. Payments with respect to earned awards may be made in cash, shares of Common Stock of the company or a combination of cash and shares as determined by the Committee. Shares issued in payment of earned awards shall have an aggregate fair market value determined as of the last day of the applicable performance period equal to the value of the earned awards to be paid in shares. Unless otherwise provided in an applicable award agreement, a participant will receive a pro rata payout of performance share, performance share unit, performance unit or cash-based awards (based on actual achievement of performance goals during the performance period) if employment ends during the performance period due to death, disability or retirement, but will forfeit all such awards if employment ends for any other reason during the performance period. The Committee may require or permit participants to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 2009 Plan.

Restricted Stock Awards and Restricted Stock Units.  The Committee may grant participants shares of Common Stock of the company that are subject to such transfer and other restrictions as the Committee may determine, along with a risk of forfeiture or repurchase. The Committee may also grant participants restricted stock units, each of which provides a participant the right to receive a share of Common Stock of the company after satisfaction of a vesting period, and which are also subject to restrictions and a risk of forfeiture. Awards of restricted stock provide the participant with dividends and voting rights prior to vesting, but the dividends may be made subject to such restrictions and risk of forfeiture as the Committee may determine. Awards of restricted stock units may provide the participant with dividend equivalents prior to vesting, at the discretion of the Committee. Restricted stock awards and restricted stock unit awards that vest solely as a result of the passage of time and continued service by the participant will be subject to a vesting period of not less than three years from the grant date, with limited exceptions.

Other Stock-Based Awards.  The Committee may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on and/or payable in, shares of Common Stock of the company. If such stock-based awards vest solely as a result of the passage of time and continued service by the participant, they will be subject to a vesting period of not less than three years from the grant date, with certain exceptions. Payments with respect to other stock-based awards may be made in cash, shares of Common Stock of the company or a combination of cash and shares as determined by the Committee. The Committee has the discretion to determine the terms and conditions of these other stock-based awards so long as they are consistent with the vesting requirements and other provisions of the 2009 Plan.

Transferability

During the lifetime of a participant to whom an award is granted, only such participant (or, if so provided in the applicable agreement in the case of a nonqualified stock option or a stock appreciation right, a permitted transferee as hereafter described) may exercise an option or stock appreciation right or receive payment with respect to performance shares or any other award. No award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so will not be effective, except that (a) an award may be transferable to a successor in the event of a participant’s death, (b) a nonqualified stock option may be transferable pursuant to a qualified domestic relations order, and (c) an award agreement may provide that a nonqualified stock option or a stock appreciation right may be transferable to members of the participant’s immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, so long as the participant receives no consideration for the transfer. The transfer of a nonqualified stock option may be subject to such other terms and conditions as the Committee may determine.

Duration, Adjustments, Modifications, Terminations

The 2009 Plan will remain in effect until all shares of Common Stock of the company subject to the 2009 Plan are distributed, or the 2009 Plan is terminated as described below.

In the event of a stock dividend, stock split, or other recapitalization that is considered an “equity restructuring” for accounting purposes, the Committee shall equitably adjust the number and type of securities available for awards or the number and type of securities and amount of cash subject to outstanding awards, the option exercise price of outstanding options, and provisions regarding payment with respect to outstanding awards. The Committee has the discretion to make similar adjustments in connection with other changes in the company’s capitalization, including due to a merger or consolidation. Adjustments in performance targets and goals applicable to outstanding awards may also be made by the Committee upon the occurrence of such events, so long as such adjustments would not cause an award intended to qualify as “performance-based compensation” for purposes of Code Section 162(m) to fail to do so.

The 2009 Plan also gives the Board the right to amend, modify, terminate or suspend the 2009 Plan, except that no amendment shall be effective without stockholder approval if such approval is required by applicable laws or regulations or the rules of the principal securities exchange on which the company’s Common Stock is listed (which is currently the New York Stock Exchange). No amendment or modification of the 2009 Plan shall materially impair the rights of any participant under any award previously granted without the consent of the participant, unless the amendment or modification is made to comply with applicable law, stock exchange rules or accounting rules.

In the event of a dissolution or liquidation of the company, a sale of substantially all of the assets of the company, a merger or consolidation of the company with or into any other corporation, or a statutory share exchange involving capital stock of the company, the Committee has the discretion, but not the obligation, to replace or cancel in exchange for payment outstanding options and stock appreciation rights in accordance with the terms of the 2009 Plan. The Committee may also specify in award agreements the consequences to an award of a change of control of the company, which is generally defined in the 2009 Plan to include, in addition to the events described in the preceding sentence, the acquisition by a person or group of 30% or more of the Company’s voting stock and certain changes in the composition of the company’s board of directors.

Federal Tax Considerations

The company has been advised by its counsel that awards made under the 2009 Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

Incentive Stock Options.  A participant will have no taxable income, and the company will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2009 Plan. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and the company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a participant will be a capital gain or loss. The company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (a “disqualifying disposition”), such participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the participant will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

For alternative minimum tax purposes, an incentive stock option will be treated as if it were a nonqualified stock option, the tax consequences of which are discussed below.

Nonqualified Stock Options.  A participant will have no taxable income, and the company will not be entitled to any related deduction, at the time a nonqualified stock option is granted under the 2009 Plan. At the time of exercise of a nonqualified stock option, the participant will realize ordinary income, and the company will be entitled to a deduction equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the participant will be taxed as a capital gain or loss.

Stock Appreciation Rights, Performance Awards and Cash-Based Awards.  Generally, (a) the participant will not realize income upon the grant of a stock appreciation right, a performance share, a performance share unit or performance unit award or a cash-based award, (b) the participant will realize ordinary income, and the company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock, or a combination of cash and shares are delivered to the participant upon exercise of a stock appreciation right or in payment of the performance or cash-based award, and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of issuance. Upon disposition of shares received by a participant upon exercise of a stock appreciation right or in payment of a performance or cash-based award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Restricted Stock.  Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income, and the company will be entitled to a corresponding deduction, when the restrictions lapse, and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions lapse. If the participant files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the company will be determined as of the date of the grant of the restricted stock rather than as of the date of the lapse of the restrictions.

When the participant disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the participant realizes ordinary income will be treated as a capital gain or loss.

Restricted Stock Units.  A recipient of restricted stock units will not recognize taxable income upon the making of the grant and the company will not be entitled to a deduction at such time. Upon payment or settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the value of the shares received and the company will be entitled to a corresponding deduction.

Section 162(m).  Compensation of the company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” will be exempt from Section 162(m), thus allowing the company the full tax deduction otherwise permitted for such awards. If approved by the company’s stockholders, the 2009 Plan will enable the Committee to grant awards that will be exempt from the deduction limits of Section 162(m) of the Code.

Forfeiture

The 2009 Plan permits the Committee to provide in the award agreements conditions of forfeiture of a participant’s rights with regard to such award in the event of the termination of employment of the participant

“for cause,” the participant’s breach of restrictive covenants, or the participant’s having engaged in an activity detrimental to the company. Such conditions of forfeiture may include suspension or cancellation of the participant’s right to exercise an option or stock appreciation right, suspension or cancellation of the participant’s pending right to receive an issuance of shares or cash payment in settlement of any award, forfeiture of any shares of restricted stock held by the participant or, following the issuance of shares or payment of cash upon exercise, vesting or payment of an award, either cancelling the shares so issued or requiring the participant to pay the Company in cash an amount equal to the gain realized by the participant from such award.

Withholding

The 2009 Plan permits the company to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

New Plan Benefits

The Committee has not yet made any determination with respect to awards that may be granted in the future pursuant to the 2009 Plan. The closing sale price of a share of Common Stock of the company on the New York Stock Exchange on September 10, 2009 was $29.01 per share.

Voting Requirements

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the company present in person or by proxy and entitled to vote on this item at the meeting is required for approval of the 2009 Plan. Proxies solicited by the board of directors will be voted for approval of the 2009 Plan unless shareholders specify otherwise in their proxies. For this purpose, a stockholder voting through a Proxy who abstains with respect to approval of the 2009 Plan is considered to be present and entitled to vote on the approval of the 2009 Plan at the meeting, and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a Proxy to vote or withholds authority to vote on the approval of the 2009 Plan shall not be considered present and entitled to vote on the proposal.

Recommendation

The Board recommends a vote FOR approval of the 2009 Incentive Compensation Plan.

Proposal No. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our company’s independent registered public accounting firm for the fiscal year ending June 30, 2010. We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our board is submitting the selection of Ernst & Young LLP to our stockholders as a matter of good corporate practice. Representatives of Ernst & Young LLP will attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

Fees Paid to Independent Auditors

The following table shows the aggregate fees paid to Ernst & Young LLP by us for the services it rendered during the fiscal years ended June 30, 2009 and 2008:

	Amount($)
Description of Fees	2009	2008

Audit Fees(1)	$14,496,000	$13,152,000
Audit-Related Fees(2)	1,262,000	204,000
Tax Fees(3)	1,290,000	599,000
All Other Fees	—	—
Total	$17,048,000	$13,955,000

(1)	Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements, audit of the effectiveness of our company’s internal control over financial reporting, certain statutory audits, and SEC filings.

(2)	Includes fees for accounting and reporting assistance and audit-related work in connection with employee benefit plans of our company.

(3)	Includes fees related to tax planning advice, tax return preparation, and expatriate tax services.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted an Audit and Non-audit Services Pre-Approval Policy. This policy provides that audit services engagement terms and fees, and any changes in such terms or fees, are subject to the specific pre-approval of the Audit Committee. The policy further provides that all other audit services, audit-related services, tax services, and permitted non-audit services are subject to pre-approval by the Audit Committee. All of the services Ernst & Young LLP performed for us during the last two fiscal years were pre-approved by the Audit Committee.

Proposal No. 4 — Stockholder’s Proposal Regarding Global Human Rights Standards

The Office of the Comptroller of New York City, 1 Centre Street, New York, New York 10007, has notified the Company that it intends to present the following resolution at the annual meeting, as custodian and trustee of the New York City Employees’ Retirement System, beneficial owners of 756,688 shares of Common Stock of the Company, the New York City Teachers’ Retirement System, beneficial owners of 693,472 shares of Common Stock of the Company, the New York City Police Pension Fund, beneficial owners of 469,477 shares of Common Stock of the Company, the New York City Fire Department Pension Fund, beneficial owners of 130,971 shares of Common Stock of the Company, and as custodian of the New York City Board of Education Retirement System, beneficial owners of 45,772 shares of Common Stock of the Company. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. The Board of Directors recommends a vote AGAINST this stockholder proposal. As required by Securities and Exchange Commission rules, the resolution and supporting statement are printed below.

ARCHER DANIELS MIDLAND COMPANY GLOBAL HUMAN RIGHTS STANDARDS

Submitted by William C. Thompson, Jr., Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds

Whereas, Archer Daniels Midland Company, currently has overseas operations, and

Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations has led to an increased public awareness of the problems of child labor, “sweatshop” conditions, and the denial of labor rights in U.S. corporate overseas operations, and

Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

Whereas, many of these programs incorporate the conventions of the International Labor Organization (ILO) on workplace human rights, and the United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights (“UN Norms”), which include the following principles:

1. All workers have the right to form and join trade unions and to Bargain collectively. (ILO Conventions 87 and 98; UN Norms, section D9).

2. Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135; UN Norms, Section D9)

3. There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Conventions 100 and 111; UN Norms, section B2).

4. Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105; UN Norms, section D5).

5. There shall be no use of child labor. (ILO Convention 138; UN Norms, section D6), and,

Whereas, independent monitoring of corporate adherence to these internationally recognized principles is essential if consumer and investor confidence in our company’s commitment to human rights is to be maintained,

Therefore, be it resolved that the shareholders request that the company commit itself to the implementation of a code of conduct based on the aforementioned ILO human rights standards and United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights, by its international suppliers and in its own international production facilities, and commit to a program of outside, independent monitoring of compliance with these standards.

Recommendation of the Board of Directors AGAINST the Proposal

Throughout our history, it has been our objective to maintain operating standards that incorporate the highest ideals of character and business conduct. Our company’s current Business Code of Conduct and Ethics, adopted in 2003, is a statement of the values to be recognized in the conduct of our business by employees, officers, directors and other agents. The Business Code of Conduct and Ethics is available on our internet site, www.adm.com and is available free of charge on written request to Secretary, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois 62526-5666.

The Business Code of Conduct and Ethics sets forth standards regarding, among other things, fair employment, health and safety, and child labor. Those standards are summarized below. Our company is committed to the fair and equitable treatment of all its employees and applicants for employment. We evaluate applicants and employees by their qualifications, demonstrated skills and achievements. Our company shall provide a work environment free from verbal or physical conduct which intimidates and harasses. We will not employ legally underage workers or forced labor. We will provide a safe and healthy workplace at each of our locations. Our company supports business partners who treat employees with dignity and respect and follow local employment laws. Our company will not condone the employment or exploitation of legally underage workers or forced labor and will not knowingly use suppliers who employ such workers or labor.

Our board believes that our company’s Business Code of Conduct and Ethics and our existing business practices address the substantive areas covered by the proposal. For these reasons, our board does not believe that adoption of this proposal is necessary or in furtherance of the best interests of our stockholders.

Accordingly, the Board recommends that stockholders vote AGAINST this stockholder proposal. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

Deadline for Submission of Stockholder Proposals

Proposals of stockholders intended to be presented at the next annual meeting and desired to be included in our proxy statement for that meeting must be received by the Secretary, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois 62526-5666, no later than May 28, 2010 in order to be included in such proxy statement. Generally, if written notice of any stockholder proposal intended to be presented at the next annual meeting, and not included in our proxy statement for that meeting, is not delivered to the Secretary at the above address between August 7, 2010 and September 6, 2010 (or, if the next annual meeting is called for a date that is not within the period from October 6, 2010 to December 5, 2010, if such notice is not so delivered by the close of business on the tenth day following the earlier of the date on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is made), or if such notice does not contain the information required by Section 1.4(c) of our bylaws, the chair of the annual meeting may declare that such stockholder proposal be disregarded.

Stockholders with the Same Address

Individual stockholders sharing an address with one or more other stockholders may elect to “household” the mailing of the proxy statement and our annual report. This means that only one annual report and proxy statement will be sent to that address unless one or more stockholders at that address specifically elect to receive separate mailings. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not affect dividend check mailings. We will promptly send a separate annual report and proxy statement to a stockholder at a shared address on request. Stockholders with a shared address may also request us to send separate annual reports and proxy statements in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to householding should be made by writing Shareholder Relations, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois 62526-5666 or by calling our Shareholder Relations at 217/424-5656. If you are a stockholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

Other Matters

It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this proxy statement will be brought up for action at the meeting, but in the event that other business does properly come before the meeting calling for a stockholders’ vote, the named proxies will vote thereon according to their best judgment in the interest of our company.

By Order of the Board of Directors
ARCHER-DANIELS-MIDLAND COMPANY

D. J. Smith, Secretary

September 25, 2009

EXHIBIT A

ARCHER-DANIELS-MIDLAND COMPANY
2009 INCENTIVE COMPENSATION PLAN

Article 1. Establishment, Objectives, and Duration

1.1.  Establishment of the Plan.  Archer-Daniels-Midland Company, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Archer-Daniels-Midland Company 2009 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of various forms of equity- and cash-based Awards. The Plan shall become effective as of November 5, 2009 (the “Effective Date”), and shall remain in effect as provided in Section 1.3 hereof.

1.2.  Objectives of the Plan.   The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s Stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3.  Duration of the Plan.   The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been distributed according to the Plan’s provisions. However, in no event may an ISO be granted under the Plan more than ten years after the Effective Date.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.  “Affiliate” means any entity that is a Subsidiary or a parent corporation, as defined in Code Section 424(e), of the Company, or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.

2.2.  “Award” means a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Performance Units, a Cash-Based Award or an Other Stock-Based Award.

2.3.  “Award Agreement” means a written or electronic agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.4.  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5.  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6.  “Cash-Based Award” means an Award granted to a Participant, as described in Article 9 herein.

2.7  “Change of Control” means what the term (or a term of like import) is expressly defined to mean in a then-effective employment or other written agreement between the Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, means either:

(a)	A Person other than the Company or a Subsidiary of the Company acquires Beneficial Ownership, directly or indirectly, of thirty-percent (30%) or more of either (i) the then outstanding shares of Company common stock, or (ii) the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided that the following will not constitute a Change of Control under this subsection (a):

(i)	Any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege with respect to outstanding convertible or exchangeable securities unless such convertible or exchangeable securities were acquired directly from the Company);

(ii)	Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;

(iii)	Any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the persons who were the Beneficial Owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the outstanding Company common stock and Voting Securities, as the case may be;

(b)	Approval by the stockholders of the Company of the complete dissolution or liquidation of the Company;

(c)	The consummation of (i) a reorganization, merger or consolidation of the Company (other than a merger or consolidation with a subsidiary of the Company), (ii) a statutory exchange of outstanding Voting Securities of the Company, or (iii) a sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions) (any transaction referred to in clauses (i) through (iii) a “Business Combination”), unless immediately following such Business Combination all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the surviving or acquiring entity (or its parent corporation) resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the outstanding Company common stock and Voting Securities, as the case may be;

(d)	A majority of the members of the Board of Directors of the Company are not Continuing Directors, with the term “Continuing Directors” meaning (i) the members of the Board as of the Effective Date, and (ii) any individual who becomes a member of the Board after such date whose election, or nomination for election by the shareholders of the Company, was approved by the vote of at least two-thirds of the then Continuing Directors, but excluding any individual whose initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board; or

(e)	Adoption by the Board of a resolution to the effect that any Person has acquired effective control of the business and affairs of the Company;

provided, however, that for purposes of Awards hereunder that are subject to the provisions of Code Section 409A, no Change of Control shall be deemed to have occurred upon an event described in (a), (b), (c), (d) or (e) that would have the effect of changing the time or form of payment of such Award, unless such event would also constitute a “change in control” under Code Section 409A (regarding change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation) and related guidance thereunder.

2.8.  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.9.  “Committee” means the Compensation Committee of the Board of Directors, which shall consist of two or more directors all of whom are intended to satisfy the requirements for an “outside director” under Code Section 162(m), a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “independent director” under the rules of the New York Stock Exchange (or any other national securities exchange which is the principal exchange on which the Shares may then be traded); provided, however, that as to any Section 162(m) Award, if any member of the Compensation Committee shall not satisfy such “outside director” requirements, “Committee” means a subcommittee (of two or more persons) of the Compensation Committee consisting of all members thereof who satisfy such “outside director” requirement; and further provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership specified above. Notwithstanding the foregoing, for purposes of making and administering all Option grants made by an officer or officers of the Company pursuant to the delegation provided for in paragraph 6.1 below, the Committee shall consist of the officer or officers to whom such delegation has been made, acting together or individually, unless otherwise specified by the Board of Directors.

2.10.  “Company” means Archer-Daniels-Midland Company, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

2.11  “Consultant” means a consultant or adviser engaged to provide services to the Company or any Affiliate (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) who is a natural person.

2.12.  “Covered Employee” means a Participant who, in the sole judgment of the Committee, may be treated as a “covered employee” under Code Section 162(m) at the time income is recognized by such Participant in connection with an Award that is intended to qualify for the Performance-Based Exception.

2.13.  “Date of Grant” shall mean the date on which an Award under the Plan is approved by the Committee or such later effective date for such Award as the Committee may specify.

2.14.  “Disability” shall have the meaning set forth in the Award Agreement, or if no definition is specified in the Award Agreement, it shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan; provided that, if no such plan exists and no definition is specified in the Award Agreement, it shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.15.  “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.16  “Eligible Individual” means any person who is an Employee, a Non-Employee Director or a Consultant.

2.17.  “Employee” means any person who is an employee of the Company or any Affiliate; provided, however, that with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Affiliate for purposes of Treasury Regulation Section 1.421-1(h).

2.18.  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19.  “Fair Market Value” on any date shall be determined on the basis of the closing sale price of a Share on the trading date immediately prior to such date on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.20.  “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

2.21  “Full Value Award” means any Award other than an Option or Stock Appreciation Right.

2.22.  “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.23  “Non-Employee Director” means a member of the Board who is not an Employee.

2.24.  “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.25.  “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.26.  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27  “Other Stock-Based Award” means an Award described in Article 10 of the Plan.

2.28.  “Participant” means an Employee, Non-Employee Director or Consultant who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.29.  “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.30.  “Performance Share” and “Performance Share Unit” mean Awards granted to a Participant, as described in Article 9 herein.

2.31.  “Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.32.  “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way and the Shares are subject to a risk of forfeiture, or during which Restricted Stock Units are subject to a risk of forfeiture, as provided in Article 8 herein.

2.33.  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.34  “Prior Plan” means the Archer-Daniels-Midland Company Amended and Restated 2002 Incentive Plan.

2.35.  “Restricted Stock” means Shares granted to a Participant pursuant to Article 8 herein that are subject to certain restrictions and the risk of forfeiture or repurchase.

2.36  “Restricted Stock Unit” means the right granted to a Participant pursuant to Article 8 to receive a Share in settlement of the Restricted Stock Unit after its vesting.

2.37.  “Retirement” means what the term is expressly defined to mean in an applicable Award Agreement or, in the absence of such a definition, means any termination of employment at or after age sixty-five (65), or at or after age fifty-five (55) with ten (10) or more years of continuous service as defined under the ADM Retirement Plan.

2.38.  “Section 162(m) Award” means an Award to a Covered Employee intended to qualify for the Performance-Based Exception.

2.39.  “Shares” means the shares of common stock of the Company, without par value.

2.40.  “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Article 7 herein.

2.41.  “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest; provided, however, that with respect to ISOs, the term “Subsidiary” shall include only an entity that qualifies under Code Section 424(f) as a “subsidiary corporation” with respect to the Company.

2.42  “Substitute Award” means an Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.43.  “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (with a similar cancellation of the Tandem SAR when a Share is purchased under the Option). Except for the medium of payment, the terms of a Tandem SAR shall be identical in all material respects to the terms of the related Option.

Article 3. Administration

3.1.  Committee Members.  The Plan shall be administered by the Committee. The members of the Committee shall be appointed by and serve at the pleasure of the Board. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2.  Discretionary Authority.  Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Employees to whom, and the time or times at which, Awards may be granted, the number of Shares, units or other rights subject to each Award, the Option Price or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance measure, performance goals and other conditions of an Award, the duration of the Award, and all other terms of an Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3.  Action by the Committee.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present or the act approved in writing by a majority of all the members of the Committee shall be the act of the Committee. In the performance of their duties under this Plan, the Committee members shall be entitled to rely upon information and advice furnished by the Company’s officers, employees, accountants or counsel, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1.  Number of Shares Available for Grants.  Subject to adjustment as provided in Sections 4.1(a) and 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be Thirty million (30,000,000), plus any Shares remaining available for grant under the Prior Plan on the Effective Date. No more than Fifteen million (15,000,000) of the Thirty million (30,000,000) Shares newly reserved for issuance under the Plan may be granted in the form of Full Value Awards. The Shares to be delivered under the Plan will be made available from authorized but unissued Shares or issued Shares that are held in the Company’s treasury.

(a)	Any Shares subject to an Award under this Plan, or to an award granted under the Prior Plan that is outstanding on the Effective Date, that expires, is forfeited, cancelled, or returned to the Company for failure to satisfy vesting requirements, is settled for cash or otherwise terminates without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, again be available for grant under the Plan. The following Shares will, however, continue to be charged against the foregoing maximum Share limitations and will not again become available for grant: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and

(iii) Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon its exercise.

(b)	If a Tandem SAR is granted, then the Tandem SAR and the related Option shall be counted as covering only the number of Shares subject to the related Option for purposes of applying the limitations of this Section 4.1.

(c)	Substitute Awards shall not be charged against the foregoing maximum Share limitations, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be charged against the foregoing maximum Share limitations; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

4.2  Individual Award Limitations.  Subject to adjustments as provided in Section 4.3 herein, the following rules shall apply to grants of such Awards under the Plan:

(a)	Stock Options: The maximum aggregate number of Shares that may be covered by Awards of Stock Options granted in any one fiscal year to any one Participant shall be Two million (2,000,000).

(b)	SARs: The maximum aggregate number of Shares that may be covered by Awards of Stock Appreciation Rights granted in any one fiscal year to any one Participant shall be Two million (2,000,000).

(c)	Restricted Stock/Restricted Stock Units: The maximum aggregate number of Shares that may be covered by Awards of Restricted Stock and Restricted Stock Units granted in any one fiscal year to any one Participant shall be One million (1,000,000).

(d)	Performance Shares/Performance Share Units: The maximum aggregate number of Shares that may be covered by Awards of Performance Shares and Performance Share Units granted in any one fiscal year to any one Participant shall be One million (1,000,000).

(e)	Performance Units: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Units granted in any one fiscal year to any one Participant shall be Ten Million Dollars ($10,000,000).

(f)	Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards granted in any one fiscal year to any one Participant shall be Ten Million Dollars ($10,000,000).

(g)	Other Stock-Based Awards: The maximum aggregate number of Shares that may be covered by Other Stock-Based Awards granted in any one fiscal year to any one Participant shall be One million (1,000,000), and the maximum aggregate payout with respect to Other Stock-Based Awards granted in any one fiscal year to any one Participant shall be Ten Million Dollars ($10,000,000).

4.3.  Adjustments in Shares.

(a)	Equity Restructurings. In the event of any equity restructuring, the Committee shall make such equitable adjustments with respect to the Plan and Awards thereunder as the Committee may deem appropriate to reflect the occurrence of such equity restructuring, including adjustments to (i) the aggregate number and kind of Shares or other securities that may be issued under the Plan (ii) the

Award limits set forth in Section 4.1, and (iii) the number and kind of Shares or other securities subject to outstanding Awards and, if applicable, the Option Price or base price of outstanding Awards.

An “equity restructuring” for this purpose means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that causes a change in the per share value of the Shares underlying outstanding Awards.

(b)	Other Events. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings, and subject to Article 20, the Committee may, in its sole discretion, make such equitable adjustments described in Section 4.3(a) as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of benefits.

Any adjustment made pursuant to this Section 4.3 shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares subject to an Award shall always be a whole number. Notwithstanding the foregoing, no adjustment made pursuant to this Section 4.3 shall be authorized to the extent that it would be inconsistent with a Section 162(m) Award’s meeting the requirements of Code Section 162(m) or cause an Award to be subject to adverse tax consequences under Code Section 409A.

Article 5. Eligibility and Participation

5.1.  Eligibility.  Eligible Individuals who may participate in this Plan include all Employees, Non-Employee Directors and Consultants. References in this Plan to “employed,” “employment” and similar terms (other than “Employee” or “employee”) shall be deemed to include, as the context requires, the providing of services in the capacity of a Non-Employee Director or Consultant. For purposes of the Plan, a Participant’s employment shall be deemed to have terminated either upon an actual cessation of providing services or when the entity to which the Participant provides services ceases to be an Affiliate. Except as otherwise provided in this Plan or any Award Agreement, employment shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Eligible Individual capacity; or (iii) any change in status so long as the person remains in the service of the Company or any Affiliate in any Eligible Individual capacity.

5.2.  Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3  Award Agreements.  Each Award will be evidenced by an Award Agreement setting forth the terms, conditions and restrictions, as determined by the Committee, which will apply to such Award, in addition to the terms and conditions specified in this Plan. Acceleration of the vesting or exercisability schedule of an Award and of the expiration of the applicable term of the Award is permitted upon such terms and conditions as shall be set forth in the Award Agreement, which may include acceleration resulting from the occurrence of a Change of Control.

Article 6. Stock Options

6.1.  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee and such officer or officers of the Company who have been delegated the authority to grant and administer Options by the Board of Directors. Notwithstanding the foregoing, officers delegated the authority to grant Options pursuant to this Plan shall not have authority to grant Options to themselves or to any officer or director of the Company who is subject to the requirements of Section 16 of the Exchange Act.

6.2.  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, provisions for vesting and exercisability, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3.  Option Price.  The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, except in the case of Substitute Awards.

6.4.  Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than one day prior to the tenth (10th) anniversary date of its grant.

6.5.  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Notwithstanding the foregoing, the Committee may at any time, or upon the occurrence of any events specified by the Committee in an Award Agreement, accelerate a Participant’s right to exercise an Option.

6.6.  Payment.  Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering, either by actual delivery of Shares or by attestation, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b). The Committee also may allow payment of the Option Price in the form of an authorization to the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price for the total number of Shares as to which the Option is being exercised, an irrevocable authorization to a third party with which the Participant has a brokerage or similar relationship to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Option Price to the Company, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7.  Additional Rules for Incentive Stock Options.

(a)	No more than Thirty Million (30,000,000) Shares reserved for issuance under the Plan may be the subject of ISO Awards. ISO Awards may be granted only to Employees.

(b)	No ISO shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of the Grant) of the stock with respect to which ISOs granted to that Participant are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or its Affiliates, would exceed the maximum amount permitted under Code Section 422(d). This limitation shall be applied by taking Options into account in the order in which granted.

(c)	If Shares acquired by exercise of an ISO are disposed of within two years following the Date of Grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(d)	Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such ISO to qualify as an “incentive stock option” under Code Section 422. Such terms shall include, if applicable, limitations on ISOs granted to ten-percent owners of the Company. An Award Agreement for an ISO may provide that such Option shall be treated as a NQSO to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.

6.8.  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9.  Termination of Employment.  Except as otherwise provided by the Committee in an applicable Award Agreement, a Participant shall have the right to exercise the vested portion of an Option only while such Participant is an Employee, or within three months after such Participant ceases to be an Employee; provided, however, that in the event the employment of the Participant is terminated on account of the Participant’s death, the Participant’s personal representatives, heirs or legatees shall have the right to exercise the vested portion of any Option held by the Participant at the time of his or her death for one year following the date of death.

6.10.  Nontransferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement in accordance with the terms provided below, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. No NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime by anyone other than such Participant. Notwithstanding the foregoing, an Award Agreement for a NQSO may provide that the Participant shall be permitted, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, to transfer all or part of the Option to a member or members of his or her immediate family (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. Any such transfer shall be subject to the condition that it is made by the Participant for estate planning, tax planning, or donative purposes, and no consideration (other than interests in family-related entities to which the transfer is made) is received by the Participant therefor. The transfer of a NQSO may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of the transfer. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

Article 7. Stock Appreciation Rights

7.1.  Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The base price of a Freestanding SAR shall equal the Fair Market Value of a Share on the Date of Grant of the SAR, except in the case of Substitute Awards. The base price of Tandem SARs shall equal the Option Price of the related Option.

7.2.  Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3.  Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4.  SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the base price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5.  Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6.  Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the base price; by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7.  Termination of Employment.  Except as otherwise provided by the Committee in an applicable Award Agreement, a Participant shall have the right to exercise the vested portion of a SAR only while such Participant is an Employee, or within three months after such Participant ceases to be an Employee; provided, however, that in the event the employment of the Participant is terminated on account of the Participant’s death, the Participant’s personal representatives, heirs or legatees shall have the right to exercise the vested portion of any SAR held by the Participant at the time of his or her death for one year following the date of death.

7.8.  Nontransferability of SARs.  No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, an Award Agreement for a SAR may provide that the Participant shall be permitted to transfer all or part of the SAR for estate planning, tax planning, or donative purposes to the persons and subject to the same terms, conditions and restrictions specified in Section 6.10(b) for comparable transfers of Nonqualified Stock Options.

Article 8. Restricted Stock and Restricted Stock Units

8.1.  Grants.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2.  Award Agreement.  Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

The end of any Period of Restriction may be conditioned upon the satisfaction of such conditions as are specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. The Award Agreement shall specify when, after the applicable Period of Restriction and the satisfaction of applicable vesting conditions, settlement of the Restricted Stock Units shall be made in Shares.

8.3.  Transferability.  Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement. Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4.  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the continued employment of the Participant, the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. Until such time as all conditions and/or restrictions applicable to Shares of Restricted Stock have been satisfied and the Shares vest at the end of the applicable Period of Restriction, they shall be evidenced by a certificate deposited with the Company or its designee, or by a book-entry notation on the records of the Company’s transfer agent. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by a Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5.  Voting Rights.  Participants holding Shares of Restricted Stock granted hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant who receives a Restricted Stock Unit Award shall have no voting rights with respect to any Shares covered by the Award prior to the time the Award vests and is settled in Shares issued to the Participant.

8.6.  Cash Dividends and Dividend Equivalents.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions on the Participant’s receipt of the dividends that the Committee deems appropriate. Without limiting the generality of the foregoing, if the grant or vesting of Shares of Restricted Stock is intended to be a Section 162(m) Award, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. A Restricted Stock Unit Award Agreement may specify that the Participant shall be entitled to receive dividend equivalents during the Period of Restriction as provided in Section 21.6.

8.7.  Termination of Employment.  Each Restricted Stock and Restricted Stock Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Shares of Restricted Stock or Restricted Stock Units following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock and Restricted Stock Unit Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8.  Section 83(b) Election.  If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article 9. Performance Units, Performance Shares, Performance Share Units and Cash-Based Awards

9.1.  Grant of Performance Units Performance Shares, Performance Share Units and Cash-Based Awards.  Subject to the terms of the Plan, Performance Units, Performance Shares, Performance Share Units and/or Cash-Based Awards (collectively, “Performance Awards”) may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2.  Value of Performance Awards.  At the time Performance Awards are granted, the Committee shall determine, in its sole discretion, one or more performance periods (the “Performance Periods”) and the performance goals to be achieved during the applicable Performance Periods, as well as such other restrictions and conditions as the Committee deems appropriate. Performance goals for Performance Awards shall be set using the performance measures contemplated by Section 11.1. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. Each Performance Share or Performance Share Unit shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. Each Cash-Based Award shall have such value as may be determined by the Committee.

9.3.  Earning of Performance Awards.  Subject to the terms of this Plan, after each applicable Performance Period has ended, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels with respect to Performance Awards in order to establish the level of payment to be made, if any, with respect to such Awards, and shall certify the results in writing prior to payment of a Section 162(m) Award.

9.4.  Form and Timing of Payment of Performance Awards.  Payment of earned Performance Awards shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value determined as of the end of the applicable Performance Period equal to the value of the earned Performance Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5.  Compliance with Code Section 162(m).  In the case of Performance Awards granted to Covered Employees that are intended to be Section 162(m) Awards, the Committee shall make all determinations necessary to establish the terms of such Section 162(m) Awards within 90 days of the beginning of the applicable Performance Period (or such other time period required under Code Section 162(m)), including, without limitation, the designation of the Covered Employees to whom such Section 162(m) Awards are made, the performance measures applicable to the Awards and the performance goals that relate to such measures, and the dollar amounts or number of Shares payable upon achieving the applicable performance goals. As and to the extent required by Code Section 162(m), the provisions of such Section 162(m) Awards must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Covered Employee, and must preclude discretion to increase the amount of compensation payable under the Award (but may permit discretionary decreases in the amount of compensation payable.)

9.6.  Termination of Employment Due to Death, Disability, or Retirement.  Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a pro-rata payout of the Performance Awards based on the applicable performance goals which have been achieved for such Awards over the applicable Performance Period, if any, as determined by the Committee. Payment of earned Performance Awards shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement. With respect to any Performance Awards that were intended to be Section 162(m) Awards, in the event the employment of a Participant is terminated by reason of death or Disability, the Committee may waive the requirement under such Awards held by the Participant that one or more performance goals be achieved as a condition of any payment under such Awards; provided, however, that if any such Award is paid under such circumstances prior to the attainment of the applicable performance goals, the Award will no longer qualify for the Performance-Based Exception.

9.7.  Termination of Employment for Other Reasons.  In the event that a Participant’s employment terminates for any reason other than those reasons set forth in Section 9.6 herein, all Performance Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement.

9.8.  Nontransferability.  Except as otherwise provided in a Participant’s Award Agreement, Performance Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 10. Other Stock-Based Awards

The Committee may from time to time grant under the Plan Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon and/or payable in Shares. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.

Article 11. Performance Measures and Minimum Vesting Periods

11.1  Performance Measures.  The performance measure(s) that may be used for purposes of determining the degree of payout and/or vesting with respect to Section 162(m) Awards shall be chosen by the Committee from among the following (these performance measures may be applied on an absolute or comparative basis, and may be applied to the Company, any Subsidiary or Affiliate, or any division or business unit thereof):

(a)    Earnings per share;

(b)    Net income (before or after taxes);

(c)    Return on assets, net assets, equity, investment or capital;

(d)    Cash flow, cash flow per share and cash flow return on investments, which equals net cash flows divided by owners equity;

(e)    Earnings before or after any one or more of taxes, interest, depreciation and amortization;

(f)    Gross revenues; and

(g)    Share price (including, but not limited to, growth measures and total stockholder return).

The Committee shall, in its sole discretion, define the manner of calculating the performance measures it selects to use in any Performance Period, which may include adjustments to such measures as otherwise defined under U.S. Generally Accepted Accounting Principles. In the case of performance-based Awards that are not Section 162(m) Awards, the Committee shall designate performance measures from among the foregoing or such other business criteria as it shall determine in its sole discretion. If there shall occur an event described in Section 4.3, the Committee shall have the discretion to adjust the performance targets or goals applicable to any outstanding Awards; provided, however, that in the case of a Section 162(m) Award, no such adjustment may be made that would cause such Award to fail to satisfy the Performance-Based Exception.

11.2  Minimum Vesting Periods.  Except as otherwise provided in this Section 11.2, (i) Restricted Stock Awards, Restricted Stock Unit Awards and Other-Stock-Based Awards that vest solely as a result of the passage of time and continued service by the Participant shall be subject to a vesting period of not less than three years from the applicable Date of Grant (but permitting pro rata vesting over such time); and (ii) Performance Unit Awards, Performance Share Awards, Performance Share Unit Awards, Cash-Based Awards and other Full Value Awards whose vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year from the applicable Date of Grant. The minimum vesting periods specified in clauses (i) and (ii) of the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) to termination of employment due to death, Disability or Retirement; (C) upon a Change in Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares available for Awards under Section 4.1.

Article 12. Forfeiture Conditions

The Committee may provide in an Award Agreement for conditions of forfeiture of a Participant’s rights with respect to such Award in the event of: (i) the termination of employment of the Participant for “cause” (as defined in an Award Agreement), (ii) the Participant’s breach of such restrictive covenants (e.g., non-competition and confidentiality restrictions) as may apply to the Participant, or (iii) the Participant’s having engaged in an activity that is detrimental to the Company (including, without limitation, criminal activity or accepting employment with a competitor of the Company). Such conditions of forfeiture may include, in the discretion of the Committee, (a) suspension or cancellation of the Participant’s right to exercise an Option or SAR (whether or not then otherwise exercisable), (b) suspension or cancellation of the Participant’s pending right to receive an issuance of Shares or cash payment in settlement of any Award, (c) the forfeiture of any Shares of Restricted Stock held by the Participant or (d) following the issuance of Shares or payment of cash upon exercise, vesting or payment of an Award, either (1) cancellation of the Shares so issued (and repayment to the Participant of the full purchase price, if any, paid for such shares) or (2) requiring the Participant to pay to the Company in cash an amount equal to the gain realized by the Participant from such Award (measured by the value (on the date of receipt) of any property and/or amount of cash received by the Participant under the Award, to the extent in excess of any amount paid by the Participant). The Company may deduct from any amounts the Company may owe a Participant from time to time any amounts the Participant may owe the Company under this Article 12 and any related Award Agreements.

Article 13. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14. Deferrals

The Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/ Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals in a manner consistent with Code Section 409A and the regulations thereunder.

Article 15. Rights of Employees

15.1.  Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

15.2.  Participation.  No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3  Shareholders.  A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

Article 16. Amendment, Modification, and Termination

16.1.  Amendment, Modification, and Termination of Plan.  The Board may at any time and from time to time, modify, amend, suspend or terminate the Plan in whole or in part, but no such modification, amendment, suspension or termination of the Plan shall materially impair the rights of a Participant with respect to a previously granted Award without the consent of the Participant, except such a modification or amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no modification or amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable laws or regulations or by the rules of the principal securities exchange on which the Shares are then listed.

16.2  Amendment of Awards.  The Committee may unilaterally amend the terms of any Award Agreement previously granted, except that (i) no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or accounting rules; and (ii) in no event may an Option or SAR be amended or modified, other than as provided in Section 4.3, to decrease the Option Price or base price thereof, or be cancelled in exchange for cash, a new Option or SAR with a lower Option Price or base price, or other Awards, or otherwise be subject to any action that would be treated for accounting purposes as a “repricing” of such Option or SAR, unless such action is approved by the Company’s stockholders.

16.3.  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that it would be inconsistent with a Section 162(m) Award’s meeting the requirements of Code Section 162(m), or cause an Award to be subject to adverse tax consequences under Code Section 409A; and provided further that the Committee’s discretion shall be limited by the provisions of Section 4.3 pertaining to equitable adjustments in connection with equity restructurings.

16.4.  Compliance with Code Section 162(m).  The Committee shall have the discretion to grant Awards under the Plan which are Section 162(m) Awards and Awards which are not Section 162(m) Awards. Section 162(m) Awards granted under the Plan shall comply with the Performance-Based Exception from the tax deductibility limitations of Code Section 162(m).

16.5.  Compliance with Code Section 409A.

(a)	Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

(b)	Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

Article 17. Withholding

17.1.  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2.  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under or in connection with the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

Article 20. Fundamental Change

In the event of a proposed dissolution or liquidation of the Company, a proposed sale of substantially all of the assets of the Company, a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange involving capital stock of the Company (any of the foregoing, if consummated, referred to as a “Fundamental Change”), the Committee may, but shall not be obligated to do any of the following:

(a)	Replacement of Options or SARs. If the Fundamental Change is a merger or consolidation or statutory share exchange, the Committee may make appropriate provision for the protection of the outstanding Options and SARs by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, in lieu of Options, SARs and capital stock of the Company.

(b)	Cancellation of Options or SARs. At least 30 days prior to the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or SAR of the declaration, that each outstanding Option and SAR, whether or not then exercisable, shall be canceled at the time of, or immediately prior to (and conditioned upon) the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or SAR, within ten days after the Fundamental Change, of cash equal to the product of (i) the amount, if any, by which the Event Proceeds per Share (as defined below) exceeds, in the case of an Option, the Option Price per share of such Option or, in the case of a SAR, the base price per share as of the date of grant, and (ii) the number of Shares subject to such Option or SAR. At the time of such a declaration, each SAR and each Option shall immediately become exercisable in full and each person holding an Option or a SAR shall have the right, during the period preceding the time of cancellation of the Option or SAR, to exercise the Option as to all or any part of the Shares covered thereby or the SAR in whole or in part, as the case may be. The exercise of any Option or SAR whose exercisability is accelerated as provided in this Section 20(b) shall be conditioned upon the occurrence of the Fundamental Change and shall be effective only immediately before such occurrence. If such a declaration occurs, each outstanding Option and SAR that has not been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change. No person holding an Option or a SAR shall be entitled to any payment under this Article 20 if the scheduled term of such Option or SAR expires before the Fundamental Change, or if such payment would be an impermissible acceleration under, or would fail to comply with, the applicable requirements of Code Section 409A and the regulations thereunder. For purposes of this Article 20, “Event Proceeds per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received for each Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

Article 21. Additional Provisions

21.1.  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.2.  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.3.  Securities Law Compliance.  With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in the preceding sentence, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Participants who are then subject to Section 16 of the Exchange Act. In addition, no Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant, exercise, vesting or settlement of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares.

21.4.  Governing Law.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois.

21.5  Participants Outside the United States.  In order to comply with the laws in other countries in which the Company and its Affiliates operate or have individuals otherwise eligible to be Participants, or in order to comply with the requirements of any foreign securities exchange, the Committee shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Employees, Non-Employee Directors and Consultants outside of the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Participants outside of the United States to comply with applicable foreign laws or listing requirements of any applicable foreign securities exchange; (iv) establish subplans and modify Plan rules and procedures, to the extent such actions may be deemed necessary or desirable by the Committee (but no such action shall increase the Share limitations of the Plan); and (v) take any action, before or after an Award is made, that the Committee deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any applicable foreign securities exchange.

21.6  Dividend Equivalents.  An Award (other than an Option or SAR) that does not involve the issuance of Shares concurrently with the grant of the Award may, if so determined by the Committee, provide the Participant with the right to receive dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares are earned, vested or acquired), which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee, and shall be subject to the same vesting and performance conditions as the underlying Award.

Annual Meeting of Stockholders Thursday, November 5, 2009 10:30 a.m. C.S.T. James R. Randall Research Center 1001 Brush College Road Decatur, IL 62526	2009 ANNUAL MEETING ADMISSION TICKET
Please present this ticket for admittance of the stockholder(s) named above. Admittance will be based upon availability of seating.

Instructions for Voting Your Proxy
This proxy covers all Archer-Daniels-Midland Company shares you own in any of the following ways (provided the registrations are identical):
•	Shares held of record

•	ADM Dividend Reinvestment Plan

•	ADM Stock Purchase Plan

•	ADM 401(k)/ESOP for Salaried Employees

•	ADM 401(k)/ESOP for Hourly Employees

•	ADM Stock Purchase Plan for Salaried Employees (Canada)

•	ADM Stock Purchase Plan for Hourly Employees (Canada)
We are now offering stockholders three alternative ways of voting this proxy:
•	By Telephone (using a touch tone telephone)

•	Through the Internet (using a browser)

•	By Mail (traditional method)
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.
TELEPHONE VOTING Available only until 5:00 p.m. Eastern time on November 4, 2009
•	This method of voting is available for residents of the U.S. and Canada

•	On a touch tone telephone, call TOLL FREE 1-800-850-5909, 24 hours a day, 7 days a week

•	You will be asked to enter ONLY the CONTROL NUMBER shown below
•	Have your proxy card ready, then follow the prerecorded instructions

•	Your vote will be confirmed and cast as you directed
INTERNET VOTING Available only until 5:00 p.m. Eastern time on November 4, 2009
•	Visit the Internet voting website at http://proxy.georgeson.com

•	Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen

•	You will incur only your usual Internet charges
VOTING BY MAIL Simply mark, sign and date your proxy card and return it in the postage-paid envelope
•	If you are voting by telephone or the Internet, please do not mail your proxy card

COMPANY NUMBER

CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.
This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted “FOR” Items 1, 2 and 3 and “AGAINST” Item 4.

Archer-Daniels-Midland Company’s Board of Directors
recommends a vote “FOR” Items 1, 2 and 3.
1. Election of Directors

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 - G.W. Buckley	☐	☐	☐	06 - P.J. Moore	☐	☐	☐

02 - M.H. Carter	☐	☐	☐	07 - T.F. O’Neill	☐	☐	☐

03 - D.E. Felsinger	☐	☐	☐	08 - K.R. Westbrook	☐	☐	☐

04 - V.F. Haynes	☐	☐	☐	09 - P.A. Woertz	☐	☐	☐

05 - A. Maciel	☐	☐	☐

					FOR	AGAINST	ABSTAIN
2. Adopt the Archer-Daniels-Midland Company 2009 Incentive Compensation Plan.					☐	☐	☐

					FOR	AGAINST	ABSTAIN
3. Ratify the appointment of Ernst & Young LLP as independent accountants for the fiscal year ending June 30, 2010.					☐	☐	☐

001GS40264

Archer-Daniels-Midland Company’s Board of Directors
recommends a vote “AGAINST” Item 4.

4. Adopt Stockholder’s Proposal Regarding Global Human Rights Standards.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. In their discretion, upon any other business that may properly come before the meeting.

DATE:	, 2009

SIGNATURE(S)

IMPORTANT: Please sign exactly as your name(s) appear(s) below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DETACH PROXY CARD HERE
ARCHER-DANIELS-MIDLAND COMPANY
This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on November 5, 2009

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This proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted “FOR” Items 1, 2 and 3 and “AGAINST” Item 4. The undersigned hereby appoints P. J. Moore, M.H. Carter and P. A. Woertz as Proxies, with the power of substitution, to represent and to vote, as designated below, all the shares of the undersigned held of record on September 10, 2009, at the Annual Meeting of Stockholders to be held on November 5, 2009 and any adjournments thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3
AND “AGAINST” ITEM 4.
(Important – To be signed and dated on reverse side)